                                                                   Exhibit 10.21

ALL PAYMENTS UNDER THIS AGREEMENT AND THE RIGHTS OF THE LENDERS EACH PARTY TO THIS AGREEMENT ARE SUBORDINATED, IN RIGHT OF PAYMENT AND COLLATERAL SECURITY, TO THE FULL PAYMENT IN CASH OF ALL SENIOR LIABILITIES AND THE RIGHTS OF THE HOLDERS OF ALL SENIOR LIABILITIES UPON THE TERMS SET FORTH IN THE SUBORDINATION AGREEMENT. EACH LENDER, BY BECOMING A LENDER HEREUNDER, IRREVOCABLY AGREES TO BE BOUND BY THE TERMS AND PROVISIONS SET FORTH HEREIN AND IN THE SUBORDINATION AGREEMENT. THIS AGREEMENT IS ALSO SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THE SUBORDINATION AGREEMENT.

                                U.S. $10,000,000

                            NOTE PURCHASE AGREEMENT,

                           dated as of March 28, 2006

                                      among

                        THAYER EQUITY INVESTORS IV, L.P.,

                                       and

                              SUNTRON CORPORATION,
                             K*TEC OPERATING CORP.,
                               SUNTRON GCO, L.P.,
                              EFTC OPERATING CORP.,
                               SUNTRON-IOWA, INC.,
                           CURRENT ELECTRONICS, INC.,
                              RM ELECTRONICS, INC.,
                              SUNTRON-KANSAS, INC.

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS......................................................    1
   Section 1.1   Defined Terms.............................................    1
   Section 1.2   Environmental Definitions.................................    9
   Section 1.3   Other Definitional Provisions; Construction...............   10
   Section 1.4   Reserved..................................................   11

ARTICLE II LOANS...........................................................   11
   Section 2.1   Description of Notes and Interest.........................   11
   Section 2.2   Prepayment and Repayment of Notes.........................   12
   Section 2.3   Taxes.....................................................   13
   Section 2.4   Mitigation of Obligations.................................   14
   Section 2.5   Borrowing Agency Provisions...............................   14
   Section 2.6   Obligations Joint and Several.............................   15
   Section 2.7   Waiver of Subrogation.....................................   15
   Section 2.8   Contribution and Indemnification Among the Borrowers......   15

ARTICLE III SUBORDINATION..................................................   16
   Section 3.1   Subordination.............................................   16
   Section 3.2   Reference to Subordination Agreement......................   16

ARTICLE IV RESERVED........................................................   16
   Section 4.1   Reserved..................................................   16
   Section 4.2   Reserved..................................................   16

ARTICLE V PRECONDITIONS TO THE LOANS.......................................   16
   Section 5.1   Loans on the Closing Date.................................   16
   Section 5.2   General Conditions........................................   19

ARTICLE VI SECURITY........................................................   19
   Section 6.1   Security Documents........................................   19
   Section 6.2   Reserved..................................................   19

ARTICLE VII RESERVED.......................................................   20
   Section 7.1   Reserved..................................................   20
   Section 7.2   Reserved..................................................   20

ARTICLE VIII EXAMINATION OF LOAN COLLATERAL; REPORTING.....................   20
   Section 8.1   Maintenance of Books and Records..........................   20
   Section 8.2   Access and Inspection.....................................   20
   Section 8.3   Reserved..................................................   20
   Section 8.4   Reserved..................................................   20
   Section 8.5   Interim Financial Statements..............................   20
   Section 8.6   Annual Projections........................................   21
   Section 8.7   Annual Financial Statements...............................   21
   Section 8.8   Management Reports; Changes to Applicable Agreements......   21
   Section 8.9   Comparisons to Financials; Certificates...................   21

   Section 8.10  Tax Returns; Additional Information.......................   22
   Section 8.11  SEC Filings and Press Releases............................   22
   Section 8.12  Consolidating Financial Information.......................   22

ARTICLE IX WARRANTIES AND REPRESENTATIONS AND COVENANTS....................   22
   Section 9.1   Corporate Status..........................................   22
   Section 9.2   Due Authorization; Validity...............................   23
   Section 9.3   No Violation..............................................   23
   Section 9.4   Use of Loan Proceeds......................................   23
   Section 9.5   Management Ownership of Assets; Licenses; Patents.........   23
   Section 9.6   Indebtedness..............................................   23
   Section 9.7   Title to Property; No Liens...............................   24
   Section 9.8   Restrictions; Labor Disputes; Labor Contracts.............   24
   Section 9.9   No Violation of Law.......................................   24
   Section 9.10  Hazardous Substances......................................   24
   Section 9.11  Absence of Default........................................   25
   Section 9.12  Accuracy of Financials; No Material Changes...............   25
   Section 9.13  Pension Plans.............................................   25
   Section 9.14  Taxes and Other Charges...................................   26
   Section 9.15  No Litigation.............................................   26
   Section 9.16  No Brokerage Fee..........................................   26
   Section 9.17  Subsidiaries and Affiliates...............................   26
   Section 9.18  Capitalization; Warrants..................................   26
   Section 9.19  Noncompetition Agreements.................................   26
   Section 9.20  Deposit and Other Accounts................................   26
   Section 9.21  Solvency..................................................   27
   Section 9.22  Full Disclosure...........................................   27
   Section 9.23  Casualties................................................   27
   Section 9.24  Leases; Bailments.........................................   27
   Section 9.25  Insurance Policies........................................   27
   Section 9.26  Consents..................................................   27
   Section 9.27  Anti-Terrorism Laws.......................................   28
   Section 9.28  Updating Representations and Warranties...................   28

ARTICLE X COVENANTS........................................................   28
   Section 10.1  Reserved..................................................   28
   Section 10.2  Notice of Litigation......................................   28
   Section 10.3  Notice of ERISA Events....................................   28
   Section 10.4  Notice of Labor Disputes..................................   29
   Section 10.5  Compliance with Laws......................................   29
   Section 10.6  Notice of Violations of Law, Tax Assessments..............   29
   Section 10.7  Notice of Violations of Certain Agreements................   29
   Section 10.8  Notice of Customer Defaults...............................   29
   Section 10.9  Taxes and Charges.........................................   29
   Section 10.10 Indebtedness; Guaranties..................................   29
   Section 10.11 Restrictions; Labor Disputes..............................   31
   Section 10.12 Pension Plans.............................................   31

   Section 10.13 Solvency..................................................   31
   Section 10.14 Property Insurance........................................   31
   Section 10.15 Liability Insurance.......................................   32
   Section 10.16 Mergers; Acquisitions.....................................   32
   Section 10.17 Investments...............................................   32
   Section 10.18 Distributions; Loans; Fees................................   32
   Section 10.19 Redemption of Stock.......................................   33
   Section 10.20 Stock Rights..............................................   33
   Section 10.21 Capital Structure; Fiscal Year............................   33
   Section 10.22 Affiliate Transactions....................................   33
   Section 10.23 Operating Accounts........................................   33
   Section 10.24 Sale of Assets............................................   33
   Section 10.25 Intervention by Governmental Authority....................   34
   Section 10.26 Levy Against Loan Collateral..............................   34
   Section 10.27 Judgments.................................................   34
   Section 10.28 Financial Covenants.......................................   34
   Section 10.29 Reserved..................................................   34
   Section 10.30 Tax Shelter Regulations...................................   34
   Section 10.31 Limitation on Rate Hedging Agreements.....................   34
   Section 10.32 Anti-Terrorism Laws.......................................   34
   Section 10.33 Further Assurances........................................   35
   Section 10.34 Conduct of Business.......................................   35

ARTICLE XI EVENTS OF DEFAULT...............................................   35
   Section 11.1  Events of Default.........................................   35
   Section 11.2  Cure Periods..............................................   38

ARTICLE XII LENDERS' RIGHTS AND REMEDIES...................................   39
   Section 12.1  Acceleration..............................................   39
   Section 12.2  Fees and Expenses.........................................   39
   Section 12.3  Reserved..................................................   39

ARTICLE XIII RESERVED......................................................   39
   Section 13.1  Reserved..................................................   39
   Section 13.2  Reserved..................................................   39

ARTICLE XIV AMENDMENTS; WAIVERS; ASSIGNMENTS; PARTICIPATIONS...............   40
   Section 14.1  Amendments and Waivers....................................   40
   Section 14.2  Assignment................................................   40
   Section 14.3  Reserved..................................................   41
   Section 14.4  Law Requirements..........................................   41

ARTICLE XV GENERAL.........................................................   41
   Section 15.1  Severability..............................................   41
   Section 15.2  Governing Law.............................................   41
   Section 15.3  WAIVER OF JURISDICTION....................................   41
   Section 15.4  Survival..................................................   41

   Section 15.5  Application of Payments; Revival of Obligations...........   42
   Section 15.6  Fees and Expenses.........................................   42
   Section 15.7  Notices; Electronic Mail..................................   43
   Section 15.8  Indemnification...........................................   44
   Section 15.9  Additional Waivers by Borrowers...........................   45
   Section 15.10 Equitable Relief..........................................   45
   Section 15.11 Entire Agreement..........................................   45
   Section 15.12 Headings..................................................   46
   Section 15.13 Cumulative Remedies.......................................   46
   Section 15.14 Recourse to Directors or Officers.........................   46
   Section 15.15 WAIVER OF JURY TRIAL......................................   46
   Section 15.16 PATRIOT ACT NOTICE........................................   46
   Section 15.17 Advertising...............................................   46

                                    EXHIBITS

Exhibit A         Form of Note
Exhibit B         [Reserved]
Exhibit C         [Reserved]
Exhibit D         [Reserved]
Exhibit E         Officer's Certificate Form
Exhibit F         [Reserved]
Exhibit G         [Reserved]

                                    SCHEDULES

Schedule 1        [Reserved]
Schedule 2        Financial Statements
Schedule 3        Borrowers' Facilities
Schedule 7.3      Lock Box Addresses
Schedule 9.1      List of Jurisdictions of Incorporation and Qualification
Schedule 9.5      Licenses; Trademarks; Patents; Copyrights
Schedule 9.7      Permitted Liens
Schedule 9.8      Labor Matters
Schedule 9.9      Compliance With Laws
Schedule 9.10     Environmental Matters
Schedule 9.13     Pension Matters
Schedule 9.14     Tax Matters
Schedule 9.15     Litigation Matters
Schedule 9.17     Affiliates; Affiliate Transactions
Schedule 9.18     Stockholders
Schedule 9.20     Bank Accounts
Schedule 9.24     Leases
Schedule 9.25     Insurance Policies
Schedule 10.10    Existing Indebtedness
Schedule 10.22    Other Permitted Affiliate Transactions
Schedule 10.28    Financial Covenants
Schedule 10.28A   Actual Fiscal Month Ends
Schedule 10.31    Rate Hedging Agreements

                             NOTE PURCHASE AGREEMENT

     This NOTE PURCHASE AGREEMENT (this "Agreement"), dated as of March __, 2006, by and among SUNTRON CORPORATION, a Delaware corporation ("Suntron"), K*TEC OPERATING CORP., a Delaware corporation ("K*TEC"), SUNTRON GCO, L.P., a Texas limited partnership ("Suntron GCO"), EFTC OPERATING CORP., a Delaware corporation ("EFTC"), SUNTRON-IOWA, INC., a Delaware corporation ("Suntron-Iowa"), CURRENT ELECTRONICS, INC., an Oregon corporation ("Current"), RM ELECTRONICS, INC., a New Hampshire corporation ("RMEI"), SUNTRON-KANSAS, INC., a Delaware corporation ("Suntron-Kansas"; together with Suntron, K*TEC, Suntron GCO, EFTC, Suntron-Iowa, Current and RMEI, each a "Borrower" and collectively referred to herein as the "Borrowers"), and THAYER EQUITY INVESTORS IV, L.P. ("Thayer", together with its permitted successors and assigns, are collectively referred to herein as "Lenders" or individually as a "Lender"), is as follows:

                                    ARTICLE I

                                  DEFINITIONS.

     Section 1.1 Defined Terms. In addition to the other terms defined in this Agreement, whenever the following capitalized terms (whether or not underscored) are used, they shall be defined as follows:

     "Adjusted Fixed Charge Coverage Ratio" means:

          (a) for each Determination Date (as defined in Section 3.2.5) before July 3, 2006, the ratio resulting from dividing (i) an amount equal to (A) Borrowers' Adjusted EBITDAR (as defined in Schedule 10.28) for the period commencing on October 3, 2005 and ending on such Determination Date, minus
     (B) Restructuring Costs (as defined in Schedule 10.28) deducted by the Borrowers in calculating the Borrowers' earnings for the same measurement period, by (ii) Borrowers' Fixed Charges for the same measurement period; and

          (b) for each other Determination Date, the ratio resulting from dividing (i) an amount equal to (A) Borrowers' 12 Month Adjusted EBITDAR (as defined in Schedule 10.28), minus (B) Restructuring Costs (as defined in Schedule 10.28) deducted by the Borrowers in calculating the Borrowers' earnings for the applicable 12 Month Period (as defined in Schedule 10.28), by (ii) Borrowers' Fixed Charges (as defined in Schedule 10.28) for the applicable 12 Month Period.

     "Affiliate" means, as to any Person (the "Subject Person"), any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, the Subject Person. For purposes of this definition, "control" of a Person means the power, direct or indirect, (i) to vote 10% or more of the securities (or other ownership interests) having voting power for the election of directors (or managers in the case of a limited liability company) of the Person or (ii) otherwise to direct or cause the direction of the management and policies of the Person, whether by contract or otherwise. Without limiting the generality of the foregoing, each of the following will be deemed an Affiliate of each Borrower for purposes of this Agreement: all of each Borrower's officers, stockholders (excluding Thayer and its Affiliates) owning greater than 20% of the outstanding

Capital Stock of such Borrower, directors, Subsidiaries (including, without limitation, Suntron de Mexico S. De R.L. de C.V), joint venturers and partners.

     "Anti-Terrorism Laws" means any law, rule or regulation relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the laws, rules and regulations compromising or implementing the Bank Secrecy Act and the laws, rules and regulations administered by the United States Treasury Department's Office of Foreign Asset Control (as any of the foregoing may from time to time be amended, renewed, extended or replaced).

     "Applicable Agreement" means any agreement, commitment, arrangement or instrument to which, as of any date, any Borrower is a party or by which any Borrower or any of such Borrower's properties is bound, including any note, indenture, loan agreement, mortgage, lease, or deed, the performance or non-performance of which could have a Material Adverse Effect.

     "Attorneys' Fees" means the reasonable fees and actual out of pocket costs and expenses of all attorneys (and all paralegals and other staff employed by such attorneys) retained by Lenders from time to time in connection with, or arising out of, the matters encompassed by the reference to the capitalized term Attorneys' Fees in the applicable provisions of the applicable agreement, instrument or other document.

     "Authorized Representative" shall mean any of (i) the Chief Executive Officer, (ii) the President, (iii) the Chief Financial Officer, (iv) the Treasurer, (v) the Chief Accounting Officer, (vi) the Vice President, or (vii) any other employee, officer or director of any Borrower which has been so designated by such Borrower in writing and delivered to Thayer.

     "Blocked Person" means any Person (i) that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (ii) owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (iii) with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (iv) that commits, threatens or conspires to commit or supports "terrorism" as defined in Executive Order No. 13224; (v) that is named as a "specially designated national" on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official web site or any replacement website or other replacement official publication of such list; or (vi) who is affiliated or associated with a person or entity listed above.

     "Borrower Security Agreements" has the meaning given in Section 6.1.

     "Borrowers' Facilities" means, collectively, those facilities located at the addresses set forth on Schedule 3 attached hereto, which constitute all of the facilities that are owned or leased by any Borrower.

     "Borrower's Facility" means each of the foregoing facilities.

     "Borrowing Agent" means EFTC.

     "Business Day" means any day on which commercial banks in Minneapolis, Minnesota are required by law to be open for business. Periods of days referred to in this Agreement will be counted in calendar days unless Business Days are expressly prescribed.

     "Capital Expenditures" has the meaning given such term in Schedule 10.28.

     "Capital Lease Obligations" means, with respect to any Person, all obligations of such Person and its Subsidiaries to pay rent or other amounts under a lease of (or other agreement conveying the right to use) property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person or its Subsidiaries (all as determined on a consolidated basis in accordance with GAAP consistently applied) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof.

     "Capital Stock" means all shares, interests, participations, rights to purchase, options, warrants, general or limited partnership interests, or limited liability company interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-l of the Rules and Regulations promulgated by the Securities and Exchange Commission (17 C.F.R. Section 240.3a11-l) under the Securities and Exchange Act of 1934, as the same shall be from time to time be amended, renewed, extended or replaced).

     "Change in Law" means (i) the adoption of any law, rule or regulation after the date of this Agreement, (ii) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or any change in the applicability of such law, rule or regulation, on the interpretation thereof, with respect to a Lender, or (iii) compliance by any Lender with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

     "Change of Control" means any of the following (or any combination of the following) whether arising from any single transaction or event or any series of transactions or events (whether as the most recent transaction in a series of transactions) which, individually or in the aggregate, results in:

          (i) a change in the ownership of Suntron, such that Thayer-Blum Funding III, LLC fails to (a) own legally and beneficially, free and clear of any Liens, more than 50%, on a fully diluted basis, of the issued and outstanding voting and non-voting securities of, and other equity interests in, Suntron or (b) have the power to direct or cause the direction of the management and policies of Suntron; or

          (ii) a change in the ownership of Thayer-Blum Funding III, LLC, such that Thayer fails to (a) own legally and beneficially, free and clear of any Liens, more than 50%, on a fully diluted basis, of the issued and outstanding voting and non-voting securities of, and other equity interests in, Thayer-Blum Funding III, LLC or (b) have the power to direct or cause the direction of the management and policies of Thayer-Blum Funding III, LLC.

     "Closing Date" means the date upon which all of the conditions precedent to the effectiveness of this Agreement contained in Section 5.1 are satisfied or waived by Thayer.

     "Controlled Group" means all members of a controlled group of corporations and other entities and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Internal Revenue Code or Section 4001 of ERISA.

     "Default" shall mean the occurrence or existence of: (a) an event which, with the giving of notice or the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default, or (b) an event which requires neither lapse of time nor the giving of notice to constitute an Event of Default.

     "Dollars" and "$" means dollars in lawful currency of the United States of America unless otherwise indicated.

     "Equipment" means equipment as defined in the UCC.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as the same shall be from time to time be amended, renewed, extended or replaced.

     "Event of Default" has the meaning given in Section 11.

     "Excluded Taxes" means, with respect to Thayer and any Lender or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, taxes imposed on its overall revenue or net income, and franchise taxes imposed on it.

     "Executive Order No. 13224" means the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same shall be from time to time be amended, renewed, extended or replaced.

     "Financial Covenants" has the meaning given in Section 10.28.

     "Financials" means those financial statements attached as Schedule 2 and the projected consolidated financial statements (by quarter) for the year ending December 31, 2006 previously delivered by Borrowers to Thayer.

     "Fiscal Month" has the meaning given on Schedule 10.28.

     "Fiscal Quarter" has the meaning given on Schedule 10.28.

     "Fiscal Year" has the meaning given on Schedule 10.28.

     "Fixed Charge Coverage Ratio" has the meaning given on Schedule 10.28.

     "General Intangibles" means general intangibles as defined in the UCC.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government or any agency or instrumentality thereof (including any central bank).

     "Indebtedness" means all of a Person's obligations, indebtedness and liabilities to any other Person, including all debts, claims and indebtedness, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under written or oral agreement, operation of law or otherwise. Indebtedness of any Borrower includes: (i) the Obligations, (ii) obligations or liabilities of any Person secured by a Lien on property owned by such Borrower, even though such Borrower has not assumed or become liable for the payment therefor, (iii) obligations or liabilities created or arising under any capital lease of real or personal property, any conditional sales contract or other title retention agreement with respect to property used or acquired by such Borrower, even though the rights and remedies of the lessor, seller, or lender thereunder are limited to repossession of such property, and (iv) the net cost (without duplication) to such Borrower under any Rate Hedging Agreement.

     "Indemnified Taxes" means Taxes other than Excluded Taxes.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as the same shall be from time to time amended, renewed, extended or replaced. Any reference to a specific provision of the Internal Revenue Code will be construed to include any comparable provision of the Internal Revenue Code as amended or superseded after the date of this Agreement.

     "Inventory" means inventory as defined in the UCC.

     "Lenders" means each of the financial institutions that is a signatory hereto identified under the caption "LENDERS" on the signature pages of this Agreement, and each financial institution that becomes a "Lender" after the date hereof pursuant to Section 14.2.

     "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, charge, security interest, encumbrance, lien (statutory or other), or any preference, priority or other security agreement or any preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any lease deemed under the UCC to be intended for security, and the authorized filing by or against a Person as debtor of any financing statement under the UCC or comparable law of any jurisdiction).

     "Loan" or "Loans" means the loans made by the Lenders pursuant to the terms of this Agreement.

     "Loan Collateral" means the all of the collateral security more particularly described in the Security Documents and any other security or collateral provided from time to time by, or on behalf of, Borrowers (or any of them) or any other Person for the Obligations (or any portion thereof).

     "Loan Documents" means this Agreement, the Notes, the Security Documents and all other agreements, instruments and documents relating to the Loans, including mortgages, deeds of trust, security agreements, pledges, powers of attorney, consents, collateral assignments, locked box and cash management agreements, if required by Thayer, letter agreements, contracts, notices, leases and financing statements and all other writings, all of which must be in form and substance reasonably satisfactory to Thayer, which have been, are as of the date of this Agreement, or will in the future be signed by, or on behalf of, Borrowers (or any of them) and delivered to Thayer or the Lenders.

     "Maintenance Agreement" means that certain Maintenance Agreement bearing even date herewith by and between Senior Agent and Thayer, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     "Material Adverse Effect" means a material adverse effect, as reasonably determined by Thayer on (i) the Borrowers' (a) business, property, assets, operations or condition, financial or otherwise taken as a whole, or (b) ability to perform their payment and other Obligations under this Agreement and any of the other Loan Documents taken as a whole, (ii) the recoverable value of the Loan Collateral or the Lenders' rights or interests therein, (iii) the enforceability in all material respects of any of the Loan Documents, or (iv) the ability of the Lenders to exercise any of their rights or remedies under the Loan Documents or provided by law.

     "Maturity Date" means the earlier to occur of (i) May 15, 2009 and (ii) the date on which the Obligations become due and payable pursuant to the terms of this Agreement, whether by acceleration or otherwise.

     "Notes" has the meaning ascribed to such term in Section 2.1.

     "Obligations" means the Loans owing to the Lenders or any Affiliate of any such Persons and all other loans, advances, debts, liabilities, obligations, indemnities, covenants and duties owing to the Lenders from Borrowers (or any of them) and their respective Subsidiaries (individually and collectively) of any kind, present or future, evidenced by or arising out of this Agreement or any of the other Loan Documents, whether for the payment of money, whether arising out of overdrafts on checking, deposit or other accounts or electronic funds transfers (whether through automatic clearing houses or otherwise) or out of the Lenders' non-receipt of, or inability to collect, funds or otherwise not being made whole in connection with depository transfer checks or other similar arrangements and whether direct or indirect (including acquired by assignment), related or unrelated, absolute or contingent, due or to become due, now existing or hereafter arising and however acquired, and including all interest, charges, expenses, fees and any other sums chargeable to Borrowers (or any of them) and their respective Subsidiaries (individually and collectively) in connection with any of the foregoing, and all Attorneys' Fees.

     "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery, filing or enforcement of, or otherwise with respect to, this Agreement or the other Loan Documents.

     "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, as to which any Borrower or any corporation or other entity, trade or business that is, along with such Borrower, a member of a Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during any preceding six year period, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

     "Permitted Liens" means the first priority Liens and interests in favor of the Senior Agent granted or provided under the Senior Loan Documents, the second priority Liens and interests in favor of the Lenders granted or provided under the Loan Documents and, to the extent reflected on the applicable Borrower's books and records and not impairing the operations of such Borrower or any performance under, or contemplated by, the Loan Documents:

          (i) Liens arising by operation of law for taxes not yet due and payable;

          (ii) Liens of mechanics, materialmen, shippers and warehousemen for services or materials for which payment is not yet due;

          (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

          (iv) Liens, if any, specifically permitted by the Required Lenders from time to time in writing;

          (v) Liens on Equipment securing Indebtedness under capitalized leases or purchase money Indebtedness so long as (a) the total amount of obligations secured by the purchase money security interests or the subject of capitalized leases during any period does not, together with any other capital expenditures made by the applicable Borrower for the applicable period, exceed the maximum amount permitted during such period for capital expenditures pursuant to Section 1 of Schedule 10.28; (b) such purchase money Indebtedness or capitalized lease Indebtedness will not be secured by any of the Loan Collateral other than the property so acquired and any identifiable proceeds, (c) any Liens relating to such purchase money Indebtedness or capitalized lease Indebtedness will not extend to or cover any property of the applicable Borrower other than the property so acquired and any identifiable proceeds, and (d) the principal amount of such capitalized lease or purchase money Indebtedness will not, at the time of the incurrence thereof, exceed the value of the property so acquired;

          (vi) Liens for taxes, assessments and other similar charges to the extent payment thereof shall not at the time be required to be made in accordance with the provisions of Section 10.9;

          (vii) those Liens described on Schedule 9.7; provided that those Liens secure only the Indebtedness which the Liens secure on the Closing Date; and

          (viii) Liens arising from the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords, bailees and other like Persons ("Third Party Claims") if each of the following conditions is met:
     (a) the validity or amount of the Third Party Claim is being contested in good faith and by appropriate and lawful proceedings promptly initiated and diligently conducted, (b) the applicable Borrower has given prior notice to Thayer of the Third Party Claim, (c) such Borrower has established appropriate reserves (in Thayer's reasonable discretion exercised in good faith) for the Third Party Claim, (d) levy and execution on the Third Party Claim have been and continue to be stayed, (e) the Third Party Claim does not prevent Thayer from having a perfected second priority security interest in, or a second priority mortgage lien on, the Loan Collateral provided by such Borrower or with respect to future advances made under this Agreement, (f) such Borrower's title to, and its right to use, any of the Loan Collateral provided by such

     Borrower are not, in Thayer's judgment exercised in good faith, materially affected thereby, and (g) the amount of all Third Party Claims against anyone or more of the Borrowers do not exceed, as of any date, $550,000 in the aggregate; and, provided, further, that the applicable Borrower must promptly pay each such Third Party Claim to the extent the dispute is finally settled in favor of the claimant thereof.

     "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, limited liability company, corporation, institution, entity, party or Governmental Authority.

     "Rate Hedging Obligations" of a Person means any and all Indebtedness of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements ("Rate Hedging Agreements") designed to protect at least one of the parties thereto from the fluctuations of interest rates, commodity prices, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, swaps, puts and warrants, and
(ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

     "Receivables" means accounts as defined in the UCC.

     "Reportable Event" means an event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30 day notice to the Pension Benefit Guaranty Corporation under such regulations).

     "Required Lenders" means, at any time, Lenders holding at least 66.67% of the sum of the Loans then outstanding.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Security Documents" means the Borrower Security Agreements, the Trademark Security Agreement and any other agreements, instruments or documents executed and delivered from time to time by, or on behalf of, Borrowers (or any of them) or any other Person as collateral security for the Obligations.

     "Senior Agent" means U.S. Bank National Association, in its capacity as agent under the Senior Credit Agreement and the other Senior Loan Documents or its permitted successor or assignee.

     "Senior Credit Agreement" means that certain Financing Agreement of even date hereof, by and among Senior Agent and the Borrowers, as the same may be amended, restated, renewed supplemented or otherwise modified from time to time.

     "Senior Debt" means the "Senior Liabilities," as defined in the Subordination Agreement.

     "Senior Loan Documents" means the "Loan Documents" as such term is defined in the Senior Credit Agreement.

     "Solvent" means, with respect to any Person, that the Person is not insolvent as defined or construed under any and all applicable laws. In computing the amount of contingent liabilities at any time, it is intended that they be computed at the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "Subsidiary" means, with respect to a particular Borrower, any Person as to which such Borrower owns, directly or indirectly, at least 50% of the outstanding shares of Capital Stock or other interests having ordinary voting power for the election of directors, officers, managers, trustees or other controlling Persons or an equivalent controlling interest in Thayer's judgment.

     "Subordination Agreement" mean the Subordination Agreement executed by Thayer in favor of the Senior Agent dated as of the date of this Agreement, as the same may be amended, restated, renewed, supplemented or otherwise modified from time to time.

     "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

     "Trademark Security Agreement" has the meaning given in Section 6.1.

     "12 Month Period" has the meaning given on Schedule 10.28.

     "UCC" or "Uniform Commercial Code" shall mean the Uniform Commercial Code, as enacted in the State of Minnesota, as the same may be from time to time amended, renewed, extended or replaced; provided, however, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection on the security interest in any item or portion of the Loan Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Minnesota, "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of provisions hereof relating to such perfection or effect of perfection or non-perfection.

     "USA Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 1 07 D 56, as the same shall be from time to time be amended, renewed, extended or replaced.

     Section 1.2 Environmental Definitions.

     "Environmental Activity" means any any Release, generation, abatement, transportation or disposal of any Hazardous Substance from or on any Borrower's property or Use of any Borrower's property which is regulated by or for which standards of conduct or liability are imposed by any Environmental Requirements.

     "Environmental Law" means the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1802 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Clean Water Act, 33 U.S.C. Section 1321 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq., regulations promulgated thereunder, and any other federal, state, county, municipal, local or other statute, law, ordinance or regulation, or any common law (including common law that may impose strict liability) regarding human health, the environment, natural resources, or Hazardous Substances, all as may be from time to time be amended, renewed, extended or replaced.

     "Environmental Liability" means any Indebtedness, or duty of payment or any amount owed by or payable from, any Borrower, due to any Environmental Activity or violation of Environmental Law, whether the foregoing described liability now exists or arises in the future.

     "Environmental Requirements" means all present and future laws, including Environmental Laws, authorizations, approvals, judgments, injunctions, decrees, orders or agreements relating to Hazardous Substances or Environmental Activity.

     "Hazardous Substances" means, at any time, (i) any "hazardous substance" as defined in Section 101(14) of CERCLA (42 U.S.C. Section 9601(14)), (ii) any "solid waste," "hazardous waste," or "infectious waste," as such terms are defined in any Environmental Law at such time; (iii) asbestos, urea-formaldehyde, polychlorinated biphenyls ("PCBs"), nuclear fuel or material, chemical waste, radioactive material, explosives, known carcinogens, petroleum products and by-products and pollutants, contaminants, chemicals, materials or substances which are regulated by, Environmental Law.

     "Release" means spilling, leaking, pumping, paving, emitting, emptying, discharging, injecting, escaping, contaminating, leaching, disposing, releasing or dumping into the environment.

     "Use" includes, but is not limited to, use, ownership, development, construction, maintenance, management, operation or occupancy.

     Section 1.3 Other Definitional Provisions; Construction. Unless otherwise specified,

          (i) All terms defined in this Agreement, whether or not defined in this Article 1, have the defined meanings provided in this Agreement when used in this Agreement, in any other of the Loan Documents, or any other certificate, instrument or other document made or delivered pursuant to this Agreement or any other Loan Document, unless otherwise defined therein.

          (ii) As used in this Agreement, in any other of the Loan Documents, or in any other certificate, instrument or document made or delivered pursuant hereto or thereto, accounting terms relating to Borrowers not defined in this Agreement have the respective meanings given to them in accordance with generally accepted accounting principles in the United States of America as in effect at the time any determination is made or financial statement or information is required or furnished under this Agreement ("GAAP").

          (iii) References to the Uniform Commercial Code, or UCC, mean as enacted in the particular jurisdiction(s) encompassed by the reference.

          (iv) The definition of any agreement, document or instrument includes all schedules, attachments and exhibits thereto and all renewals, extensions, supplements, modifications, restatements and amendments thereof but only to the extent such renewals, extensions, supplements, modifications, restatements or amendments thereof are not prohibited by the terms of any Loan Document. All references to statutes include (a) all rules and regulations promulgated thereunder, (b) any amendments, renewals, extensions or replacements of such statutes, rules or regulations promulgated thereunder, and (c) any successor statutes, rules and regulations, including any comparable provision of the applicable statute, ordinance, UCC, regulation or other law as the same shall be from time to time be amended, renewed, extended or replaced after the date of this Agreement.

          (v) "Hereunder," "herein," "hereto," "this Agreement" and words of similar import refer to this entire document; "including" is used by way of illustration and not by way of limitation, unless the context clearly indicates the contrary; the singular includes the plural and conversely; and any action required to be taken by a Person is to be taken promptly, unless the context clearly indicates the contrary.

          (vi) All of the uncapitalized terms contained in the Loan Documents which are now or hereafter defined under the UCC will, unless defined in the Loan Documents or the context indicates otherwise, have the meanings now or hereafter provided for in the UCC.

          (vii) The term "good faith" means honesty in fact in the conduct or transaction concerned.

          (viii) All Exhibits and Schedules attached to this Agreement are incorporated into, made and form an integral part of, this Agreement for all purposes.

          (ix) The existence of references to any Borrower's Subsidiaries throughout this Agreement is for a matter of convenience only. Any references to Subsidiaries of any Borrower set forth herein shall not in any way be construed as consent by the Lenders to the establishment, maintenance or acquisition of any Subsidiary.

          (x) Whenever the sense of this Agreement or any of the other Loan Documents so require, the masculine or feminine gender will be substituted for, or be deemed to include, the neuter, the feminine gender will be substituted for the masculine, or the masculine will be deemed to include the feminine, and the neuter gender will be substituted for, or be deemed to include, the masculine or, as applicable, feminine gender.

     Section 1.4 Reserved.

                                   ARTICLE II

                                     LOANS.

     Section 2.1 Description of Notes and Interest. The Borrowers will authorize the issuance and sale of an aggregate original principal amount of $10,000,000 of 16.0% Senior Subordinated Notes due May 15, 2009 (the "Notes") to be dated the Closing Date, to bear interest (computed on the basis of a year of 360 days and twelve 30-day months) from such date at the rate of 16.0% per annum, payable in cash monthly in arrears on the last Business Day of each quarter (commencing June 30, 2006) and at maturity and to be substantially in the form attached hereto as Exhibit A. At the option of the Borrowers, all interest due on the Notes payable quarterly or otherwise (excluding interest due on the Maturity Date, which shall be paid in cash) may be paid through an increase in the principal amount of the Notes, which increase shall be evidenced by an amended and restated Note to the extent requested by the Lenders, but in no event more frequently than annually. During the continuance of an Event of Default, the Notes will bear a default rate of interest (computed on the basis of 360 days and twelve 30-day months) from the date of such occurrence of an Event of Default at the rate of 2.0% per annum in excess of the then prevailing interest rate (the "Default Rate"). The Default Rate shall be payable in cash on demand and on the Maturity Date, in full in cash; provided that, prior to the Maturity Date at the option of the Borrowers, interest due on the Notes at the Default Rate may be paid through an increase in the principal amount of the Notes. The Notes may not be prepaid or redeemed by the Borrower except on the terms and conditions and in the amounts and with the premium, as set forth in
Section 2.2 of this Agreement.

     Section 2.2 Prepayment and Repayment of Notes.

     (a) Optional Redemption; Redemption Premium. Upon compliance with Section 2.3, the Borrowers shall have the right to prepay all (or any part in an amount not less than $500,000) of the Notes then outstanding by payment of the price set forth below in Table 2.2(a) (expressed as a percentage of the principal amount of the Notes then outstanding) together with accrued interest on the principal amount of the Notes then outstanding to the date of such prepayment:

                                  Table 2.2(a)

IF PREPAYMENT IS MADE
DURING THE 12-MONTH PERIOD
BEGINNING MARCH __, IN THE YEAR   PRICE
-------------------------------   -----
2006                              103.0%
2007                              103.0%
2008                              103.0%
2009                              102.0%
2010                              101.0%
2011 and thereafter               100.0%

Notwithstanding anything to the contrary contained in this Section 2.2(a), if the Borrowers prepay all of the Obligations in full, in cash, within ninety (90) days following the Closing Date, no prepayment or redemption premium shall be due pursuant to this Section 2.2(a).

     (b) Prepayment of Notes upon Change of Control. The Borrowers shall prepay all of the Notes then outstanding together with accrued interest thereon, upon a "Change of Control" (as defined in the Senior Credit Agreement) at the price equal to one hundred two percent (102.0%) of the principal amount of the Notes then outstanding on the date of such prepayment. All prepayments on the Notes pursuant to this Section 2.2(b) shall be made in cash.

     (c) Prepayment of Notes upon Repayment of Senior Debt. Upon payment in full, in cash, of all Senior Debt and the termination of all commitments to lend under the Senior Credit

Agreement, the Borrowers shall prepay all of the Notes then outstanding at the price set forth in the Table 2.2(a), together with accrued and unpaid interest on the Notes to the date of such prepayment. All prepayments on the Notes pursuant to this Section 2.2(c) shall be made in cash.

     (d) Prepayment of Notes Upon an Event of Default.

          (i) If an Event of Default described in Sections 11.1(e) or (f) has occurred, then the aggregate principal amount of the Notes then outstanding, together with all interest accrued (including any Default Rate interest) pursuant to the terms of the Notes and unpaid as of the date of such Event of Default, shall automatically become immediately due and payable.

          (ii) If an Event of Default (other than an Event of Default described in Sections 11.1(e) or (f)) has occurred and is continuing, the Required Lenders may at any time at their option, by notice or notices to the Borrowers and to the other Lenders, declare that the aggregate principal amount of the Notes then outstanding, together with all interest accrued (including any Default Rate interest) pursuant to the terms of the Notes and unpaid as of the date of such Event of Default, shall automatically become immediately due and payable.

          (iii) Upon any Notes becoming due and payable under this Section 2.2(d), whether automatically or by declaration, such Notes will forthwith mature and the entire aggregate principal amount of such Notes then outstanding, together with all interest accrued pursuant to the terms of the Notes and unpaid as of the date of such Event of Default (such interest to accrue at the Default Rate with respect to any overdue payment), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

     (e) Payment in Full on Maturity Date. On the Maturity Date, (i) all Loans and all other Obligations (including, without limitation, all accrued and unpaid interest, fees, expenses and premiums) will automatically and immediately become due and payable, and (ii) the Lenders' obligations under this Agreement and the other Loan Documents will automatically and immediately terminate, without notice or demand, which each Borrower hereby expressly waives. On the Maturity Date, Borrowers will jointly and severally pay in full, in cash all of the Obligations.

     Section 2.3 Taxes.

          2.3.1 Gross-Up. Any and all payments by or on account of any obligation of Borrowers hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if Borrowers (or any of them) shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) each Lenders receives an amount equal to the sum it would have received had no such deductions been made, (ii) each Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          2.3.2 Other Taxes. In addition, each Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          2.3.3 Indemnity for Taxes. Each Borrower shall indemnify each Lender within thirty (30) Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Lender on or with respect to any payment by or on account of any obligation of Borrowers hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrowing Agent by a Lender shall be conclusive absent material error.

          2.3.4 Evidence of Payment. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, but only if requested by a Lender, such Borrower shall deliver to such Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to such Lender.

          2.3.5 Survival. The Obligations described under this Section 2.3 shall survive any termination of this Agreement.

     Section 2.4 Mitigation of Obligations. If Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.3, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.3, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

     Section 2.5 Borrowing Agency Provisions. Each Borrower hereby irrevocably designates the Borrowing Agent to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Borrower, and hereby authorizes the Lenders to pay over or credit all Loan proceeds hereunder in accordance with the request of the Borrowing Agent. Although they are separate legal entities that observe all corporate and organizational formalities consistent with such separateness, the Borrowers are part of one consolidated organization constituting a single economic and business enterprise and share an identity of interests such that any benefit received by any Borrower benefits the other Borrowers. The handling of this credit facility as a co-borrowing facility in the manner set forth in this Agreement is solely as an accommodation to the Borrowers and at their request. The Lenders shall not incur liability to any Borrower or any other Person as a result thereof. To induce the Lenders to do so and in consideration thereof, each Borrower hereby indemnifies each Lender and holds each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of the Borrowers as provided herein, reliance by any Lender on any request or instruction from the Borrowing Agent or any other action taken by any Lender with respect to this Section 2.5, except due to willful misconduct or gross negligence of such Lender.

     Section 2.6 Obligations Joint and Several. All obligations of the Borrowers hereunder and under the other Loan Documents shall be joint and several. Each Borrower hereby agrees to make payment upon the maturity of the Obligations, whether by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be impaired or otherwise affected by any act or omission of any Lender (other than acts or omissions resulting from the gross negligence or willful misconduct of such Lender) including, without limitation any extension, renewal or forbearance granted by any Lender to any Borrower, any failure of any Lender to pursue or preserve its rights against any Borrower or the release by any Lender of any collateral now or hereafter given as security for all or any part of such obligations.

     Section 2.7 Waiver of Subrogation. Subject only to the provisions of
Section 2.8 below, each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which such Borrower may now or hereafter have against any other Borrower or any other person directly or contingently liable for the Obligations, or against or with respect to any other Borrower's property (including, without limitation, any property which is collateral for the Obligations), arising from the existence or performance of this Agreement, until repayment in full of the Obligations. In addition, each Borrower hereby expressly waives: (a) notice of the acceptance by Thayer or any Lender of this Agreement; (b) notice of the existence or creation or non-payment of all or any of the Obligations (excluding, however, any notices expressly provided for in this Agreement or any of the other Loan Documents); (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever (excluding, however, any notices expressly provided for in this Agreement or any of the other Loan Documents);
(d) all diligence in collection or protection of or realization upon the Obligations or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing; and (e) any event or conduct or action of any other Borrower, Thayer, any Lender or any other party that might otherwise constitute a legal or equitable discharge of a surety or guarantor but for this provision, other than payment in full of the Obligations (except that portion of the Obligations, if any, arising under any agreement other than this Agreement if such other agreement provides for the payment of interest at a rate specified therein).

     Section 2.8 Contribution and Indemnification Among the Borrowers. Each Borrower is obligated to repay the Obligations as joint and several obligors under this Agreement. To the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Loans made to another Borrower (an "Accommodation Payment"), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower's "Allocable Amount" (as defined below) and the denominator of which the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the "Allocable Amount" of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (a) rendering such Borrower "insolvent" within the meaning of Section 101(31) of Title 11 of the United States Code entitled "Bankruptcy" (the "Bankruptcy Code"), Section 2 of the Uniform Fraudulent Transfer Act (the "UFTA"), or Section 2 of the Uniform Fraudulent Conveyance Act ("UFCA"), (b) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 4 of the UFCA, or (c) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of contribution, indemnification and reimbursement under this Section 2.8 shall be subordinate in right of payment to the prior payment in full of the Obligations.

                                   ARTICLE III

                                  SUBORDINATION

     Section 3.1 Subordination. The Lenders acknowledge and agree that their rights and remedies hereunder with respect to the Obligations (including, without limitation, all of the payment and prepayment terms reflected in Article II above) are subject to the terms and provisions of the Subordination Agreement.

     Section 3.2 Reference to Subordination Agreement. Without limiting the subordination referred to in Section 3.1, the Lenders acknowledge and agree that:

     ALL PAYMENTS UNDER THIS AGREEMENT AND THE RIGHTS OF THE LENDERS EACH PARTY TO THIS AGREEMENT ARE SUBORDINATED, IN RIGHT OF PAYMENT AND COLLATERAL SECURITY, TO THE FULL PAYMENT IN CASH OF ALL SENIOR LIABILITIES AND THE RIGHTS OF THE HOLDERS OF ALL SENIOR LIABILITIES UPON THE TERMS SET FORTH IN THE SUBORDINATION AGREEMENT. EACH LENDER, BY BECOMING A LENDER HEREUNDER, IRREVOCABLY AGREES TO BE BOUND BY THE TERMS AND PROVISIONS SET FORTH HEREIN AND IN THE SUBORDINATION AGREEMENT. THIS AGREEMENT IS ALSO SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THE SUBORDINATION AGREEMENT.

                                   ARTICLE IV

                                    RESERVED.

     Section 4.1 Reserved.

     Section 4.2 Reserved.

                                    ARTICLE V

                           PRECONDITIONS TO THE LOANS.

     Section 5.1 Loans on the Closing Date. Notwithstanding any provision contained in this Agreement to the contrary, the Lenders shall have no obligation to make the Loans under this Agreement unless the Lenders shall have first received:

          (i) this Agreement and the Notes, each duly executed by each Borrower;

          (ii) the other Loan Documents, each duly executed and delivered by the applicable Borrower and the other Persons party thereto;

          (iii) a copy of resolutions of the Board of Directors or general partner of each Borrower, duly adopted, which (a) authorize the execution, delivery and performance by each Borrower of this Agreement, the Notes and the other Loan Documents to which such Borrower is a party, and (b) the granting of a second priority security interest in substantially all of the assets of such Borrower in favor of Thayer, in each case certified by the Secretary of such Borrower;

          (iv) a copy of the Certificate or Articles of Incorporation or Organization (as applicable) of each Borrower, including any amendments thereto, certified by the Secretary of State of the State in which such Borrower is organized;

          (v) a copy of the Operating Agreement, Partnership Agreement or By-Laws of each Borrower, including any amendments thereto, certified by the Secretary of such Borrower;

          (vi) an incumbency certificate, executed by the Secretary of each Borrower, which shall identify by name and title and bear the true, original signatures of all of the officers of such Borrower executing any of the Loan Documents to which such Borrower is a party;

          (vii) certificates of corporate good standing of each Borrower issued by the Secretaries of each state in which such Borrower is qualified to do business;

          (viii) an opinion of counsel of Greenberg Traurig, LLP, outside counsel to Borrowers, in form and substance reasonably satisfactory to Thayer and Thayer's counsel;

          (ix) reserved;

          (x) reserved;

          (xi) evidence of the proper filing of financing statements perfecting second priority security interests in favor of Thayer in all of the Loan Collateral;

          (xii) termination statements for all financing statements filed of record against any Borrower other than financing statements relating to Permitted Liens;

          (xiii) evidence satisfactory to Thayer of the insurance required by this Agreement and the other Loan Documents, together with endorsements in form and substance reasonably satisfactory to Thayer, duly executed by the insurance company;

          (xiv) copies of all financial statements and other Exhibits and Schedules required by this Agreement and the other Loan Documents;

          (xv) a letter of direction from Borrowing Agent with respect to the disbursement of the proceeds of the Loans under this Agreement;

          (xvi) such mortgagee, bailee, landlord or warehousemen's waivers as Thayer may deem necessary regarding locations at which any Loan Collateral is or will be stored or otherwise located;

          (xvii) a pay-off letter from Citicorp USA, Inc. in form and substance satisfactory to Thayer;

          (xviii) reserved;

          (xix) a true and correct copy of each Applicable Agreement;

          (xx) evidence that the actual out-of-pocket costs, expenses and fees (including attorneys' fees) paid or incurred by Thayer in connection with the preparation, negotiation and closing of this Agreement and the other Loan Documents have been (or shall be simultaneously) paid in full;

          (xxi) reserved;

          (xxii) all Exhibits and Schedules to the Loan Documents shall have been completed in form and substance satisfactory to the Thayer and shall contain no material facts or information which Thayer, in its reasonable judgment, determines to be unacceptable;

          (xxiii) reserved;

          (xxiv) evidence of each Borrower's capital structure and material accounts and terms and conditions of all Indebtedness of each Borrower, reasonably acceptable to Thayer;

          (xxv) reserved;

          (xxvi) evidence that the Senior Agent is prepared, but for the funding under this Agreement, to extend Senior Debt to the Borrowers in an aggregate credit facility amount not less than $50,000,000, subject to the terms and conditions of such credit facility, which terms and conditions shall be satisfactory to Thayer;

          (xxvii) evidence that the sale-leaseback transaction with respect to Suntron GCO's facility in Sugarland, Texas has been completed, and that non-escrowed sales proceeds therefrom have been received by and are available to the Borrowers in an amount not less than $15,000,000;

          (xxviii) reserved;

          (xxix) reserved; and

          (xxx) such other agreements, documents, instruments and certificates as Lenders may reasonably request.

     Section 5.2 General Conditions. In addition to any other provisions contained in this Agreement, the making of any Loan under this Agreement will be subject to the continued existence or fulfillment to the satisfaction of the Lenders of each of the following conditions throughout the term of this
Agreement:

          (i) No Event of Default has occurred and is continuing;

          (ii) No law or regulation prohibits, and no order, judgment or decree of any arbitrator or Governmental Authority enjoins or restrains the Lenders, from making the requested advance;

          (iii) Each Borrower's representations and warranties contained in this Agreement and the other Loan Documents to which it is a party are complete and correct as of the date of this Agreement and continue to be true and correct in all material respects throughout the term of this Agreement with the same effect as though such representations and warranties had been made again on and as of each day of the term of this Agreement, except to the extent that such representations and warranties expressly relate to an earlier date, subject to such changes as are not prohibited hereby or do not constitute Events of Default under this Agreement; and

          (iv) No Material Adverse Effect has occurred.

                                   ARTICLE VI

                                    SECURITY.

     Section 6.1 Security Documents. The Obligations shall be secured (in such order as may be determined by Thayer in its discretion) by a second priority Lien on substantially all of the Loan Collateral, including:

          (i) a second priority perfected security interest in substantially all of the Loan Collateral pursuant to the Security Agreement dated as of the date of this Agreement between a Borrower and Thayer (or, in the case of K*TEC, pursuant to the Pledge and Security Agreement dated as of the date of this Agreement between K*TEC and Thayer) (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, each a "Borrower Security Agreement," collectively, the "Borrower Security Agreements") and accompanying financing statements;

          (ii) a second priority perfected security interest in all of the Trademarks, as defined in the Trademark Security Agreement dated as of the date of this Agreement between a Borrower and Thayer (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, each a "Trademark Security Agreement," collectively, the "Trademark Security Agreements");

     Section 6.2 Reserved.

                                   ARTICLE VII

                                    RESERVED.

     Section 7.1 Reserved.

     Section 7.2 Reserved.

                                  ARTICLE VIII

                   EXAMINATION OF LOAN COLLATERAL; REPORTING.

     Section 8.1 Maintenance of Books and Records. Each Borrower shall keep and maintain complete books of account, records and files with respect to its business in accordance with GAAP consistently applied and shall accurately and completely record all transactions therein. Each Borrower will maintain a perpetual inventory system in respect of its Inventory.

     Section 8.2 Access and Inspection. The Lenders may at all times during normal business hours have (i) access to, and the right to examine and inspect, all of each Borrower's real and personal property and (ii) access to, and the right to inspect, audit and make extracts from, all of each Borrower's records, files and books of account, and each Borrower shall execute and deliver at the request of any Lender such instruments as may be necessary for such Lender to obtain such information concerning the business of each Borrower as such Lender may require from any Person; however, unless an Event of Default exists, a Lender will (A) give the applicable Borrower ten (10) Business Days' prior notice before it makes the inspections and examinations at any office or place of business of such Borrower, and (B) limit such inspections and examinations to four times per calendar year. Each Borrower shall furnish the Lenders at reasonable intervals with such statements and reports regarding each Borrower's financial condition and the results of each Borrower's operations, in addition to those hereinafter required, and such other information as the Lenders may reasonably request from time to time.

     Section 8.3 Reserved.

     Section 8.4 Reserved.

     Section 8.5 Interim Financial Statements. Promptly when available and in any event not later than forty-five (45) days after the end of each Fiscal Quarter (except the fourth quarter, which is subject to the requirement of Section 8.7) and thirty (30) days after the end of each interim Fiscal Month that is not the third month of a Fiscal Quarter or the 12th month of a Fiscal Year, in each case occurring after the date of this Agreement (or such shorter period as may be required by the SEC for the filing of the Borrowers' quarterly reports on Form 10-Q), Borrowing Agent shall furnish to Thayer a monthly (and, as applicable, quarterly) consolidated income statement for all Borrowers, balance sheet and cash flow statements, (a) showing each Borrower's financial condition and the results of each Borrower's operations for the periods covered by such statements in such detail as Thayer may from time to time reasonably require, (b) prepared in accordance with GAAP consistently applied (except as otherwise disclosed to Thayer to the extent such exceptions are acceptable to Thayer), (c) containing all disclosures required to fully and accurately present the financial position and results of operations of each Borrower (subject to normal year-end adjustments and the omission of footnotes) and to make such statements not misleading under the circumstances, and (d) setting forth in each case in comparative form, the figures for the corresponding Fiscal Month (and, as applicable, Fiscal Quarter) and the corresponding portion of each Borrower's previous Fiscal Year.

     Section 8.6 Annual Projections. Promptly when available and in any event not later than 10 days prior to the end of each Fiscal Year, each Borrower shall furnish to Thayer, detailed projections for the next fiscal year, on a consolidated basis with the other Borrowers, the projected income and cash flow for each Fiscal Month, the monthly operating budget, the monthly balance sheet, and the monthly borrowing availability of such Borrower, in each case accompanied by a certificate of such Borrower's chief financial officer, countersigned by such Borrower's chief executive officer, stating (i) the assumptions on which the projections were prepared, (ii) that the assumptions, except as otherwise noted, were prepared on a consistent basis with the operation of such Borrower's business during the immediately preceding fiscal year and with factors known to exist as of the date of the certificate or reasonably anticipated to exist during the periods covered by the projections, and (iii) that the officers signing the certificate have no reason to believe that the projections are incorrect or misleading in any material respect.

     Section 8.7 Annual Financial Statements. Promptly when available and in any event not later than 105 days after the end of fiscal year 2005 and 90 days after the end of each other fiscal year (or such shorter period as may be required by the SEC for the filing of annual reports on Form 10-K), Borrowers shall submit to Thayer consolidated financial statements including a balance sheet and related statements of income, stockholders' equity, and cash flows for the year then ended, all on a consolidated basis, and setting forth in comparative form, the figures for the previous fiscal year. All of the foregoing annual financial statements must be audited in accordance with United States generally accepted auditing standards by an independent certified public accounting firm reasonably acceptable to Thayer and shall be prepared and presented in accordance with GAAP consistently applied, on a consolidated basis, and shall be accompanied by an audit report of Borrowers' independent certified public accountants.

     Section 8.8 Management Reports; Changes to Applicable Agreements. Borrowers shall furnish to Thayer promptly on receipt copies of all management letters and any other material reports provided by Borrowers' independent accountants. In addition, promptly upon execution thereof, each Borrower will deliver to Thayer a true and correct copy of any and all amendments, restatements, replacements, extensions, supplements or other modifications of any Applicable Agreement as Thayer deems necessary.

     Section 8.9 Comparisons to Financials; Certificates. With each monthly or annual financial statement submitted by Borrowers to Thayer under Sections 8.5 and 8.7, each Borrower will deliver to Thayer a comparison prepared by such Borrower of the projected financial position and results of operations of such Borrower provided for in Section 8.6 with the actual financial position and results of operations of such Borrower for the applicable period and an explanation of any material variations between them. Each Borrower shall also furnish Thayer together with all materials required pursuant to Sections 8.5, 8.6, and 8.7, a certificate signed by the chief financial officer of such Borrower in the form of Exhibit E, together with detailed computations (acceptable to Thayer) showing the calculation of the actual reported levels for each of the Financial Covenants (as defined in Section 10.28).

     Section 8.10 Tax Returns; Additional Information. Promptly upon Thayer's request after Borrowers have filed their tax returns with each applicable Governmental Authority, each Borrower shall deliver to Thayer a copy of all federal (and at Thayer's request all state and local) income tax returns and schedules, and any related extensions, filed by such Borrower in respect of each taxable year ending on and after December 31, 2005. Each Borrower shall furnish all other tax and financial information as Thayer may reasonably request from time to time.

     Section 8.11 SEC Filings and Press Releases. (i) Promptly after the filing or delivery thereof, Suntron shall furnish to Thayer copies of all financial information, proxy materials, notices, registration statements, prospectuses, press releases and reports, if any, which Suntron or any of its Subsidiaries shall publicly file with the Securities and Exchange Commission or any successor thereto (the "SEC"), deliver to holders (or any trustee, agent or other representative therefor) of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness, or otherwise make available to the public.

          (ii) On or prior to the dates by which Suntron, or any of its Subsidiaries, is required to file annual reports, quarterly reports and other documents with the SEC pursuant to Section l3(a) or 15(d) of the Securities Exchange Act, or any successor provision thereto, Suntron, or the applicable Subsidiary, shall furnish to Thayer copies of such reports and documents as filed with the SEC.

     Section 8.12 Consolidating Financial Information. Within a reasonable time following request by Thayer, the Borrowers will deliver to Thayer consolidating reports (in form and substance reasonably acceptable to Thayer) relating to any of the consolidated financial information (other than statements of cash flows) and other consolidated reports and listings delivered pursuant to this Article VIII.

                                   ARTICLE IX

                  WARRANTIES AND REPRESENTATIONS AND COVENANTS.

In order to induce the Lenders to enter into this Agreement and to make the Loans hereunder, each Borrower warrants, represents and covenants that, as of the date hereof and until the Obligations (other than contingent Obligations relating to indemnities that survive repayment of the Loans, so long as no claim has been asserted with respect to any such contingent Obligation) are fully paid, performed and satisfied, the representations, warranties and covenants set forth in this Section 9 are and shall remain true.

     Section 9.1 Corporate Status. Each Borrower (i) is duly organized and is and shall remain validly existing and in good standing under the laws of its state of organization, and is and shall remain qualified to do business as a foreign corporation under the laws of the jurisdictions listed on Schedule 9.1 and under the laws of each other jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect, and (ii) has and shall maintain all requisite power and authority, corporate or otherwise, to conduct its business, to own its property, to execute, deliver and perform all of its obligations under this Agreement and each of the other Loan Documents, and to grant the Liens on the Loan Collateral provided by it. No Borrower is (a) an "investment company", (b) an "investment adviser", (c) a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, or (d) a "holding company" as that term is defined in, nor is any Borrower otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

     Section 9.2 Due Authorization; Validity. The signing and delivery of the Loan Documents, the performance by each Borrower of its Obligations under the Loan Documents, and the grant of the Liens on or security interests in, the Loan Collateral provided by each Borrower has been duly authorized by all requisite corporate or other action of such Borrower. This Agreement and each of the other Loan Documents have been duly executed and delivered by such Borrower, and each will constitute, upon the due execution and delivery thereof, the legal, valid, and binding obligations of such Borrower enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

     Section 9.3 No Violation. The execution, delivery and performance by each Borrower of this Agreement and the other Loan Documents and the grant of the Liens on or security interests in the Loan Collateral provided by such Borrower, do not and will not (i) constitute a violation of any applicable law, (ii) constitute a breach of any provision contained in any Borrower's Articles of Incorporation, Articles of Organization, Certificate of Partnership, By-Laws, Operating Agreement, LLC Agreement, Partnership Agreement or any governing or other organization documents of any Borrower or contained in any order of any court or other Governmental Authority or in any Applicable Agreement, or (iii) result in the creation or imposition of any Lien on any Borrower's properties (other than to Thayer).

     Section 9.4 Use of Loan Proceeds. Each Borrower's uses of the proceeds of the Loans to such Borrower pursuant to this Agreement are, and will continue to be, legal and proper uses (duly authorized by such Borrower's Board of Directors or general partner). Such uses do not and shall not violate any applicable laws or statutes as in effect as of the date hereof or hereafter. The Loans are not and shall not be secured, directly or indirectly, by any stock for the purpose of purchasing or carrying any margin stock or for any purpose which would violate either Regulation U, 12 C.F.R. Part 221, or Regulation X, 12 C.F.R. Part 224, promulgated by the Board of Governors of the Federal Reserve System.

     Section 9.5 Management Ownership of Assets; Licenses; Patents. Each Borrower employs and shall continue to employ active, full-time, professional management adequate to handle its affairs, and each Borrower has, and will continue to have, adequate employees, assets, governmental approvals, licenses, permits, patents, copyrights, trademarks and trade names to continue to conduct its business as heretofore and hereafter conducted by it, and all patents, registered copyrights, trademarks and trade names and all material licenses (other than commercial software licenses in the ordinary course of business) (whether as licensor or licensee) of any patents, trademarks, and copyrights owned or claimed by any Borrower existing as of the Closing Date are described in Schedule 9.5.

     Section 9.6 Indebtedness. No Borrower has any Indebtedness except for (i) Indebtedness identified on Schedule 10.10, (ii) the Obligations, (iii) Indebtedness (a) which is unsecured, (b) which is not for borrowed money, (c) which has been incurred in the ordinary course of business, (d) which is not otherwise prohibited under any provision of this Agreement, and (e) the nonpayment of or other default under which would not have a Material Adverse Effect, and (iv) other Indebtedness permitted to be incurred or paid by Borrowers pursuant to Section 10.10. Except as otherwise set forth or reflected in the Financials, no Borrower has guaranteed the obligations of any Person (except by endorsement of negotiable instruments payable at sight for deposit or collection or similar banking transactions in the usual course of such Borrower's business).

     Section 9.7 Title to Property; No Liens. Each Borrower has (i) good and indefeasible title to, and ownership of, all of its personal property, including the Loan Collateral provided by it and (ii) good and marketable fee simple title to all of its owned real property, in each case free and clear of all Liens except to the extent of Permitted Liens.

     Section 9.8 Restrictions; Labor Disputes; Labor Contracts. Except as described in Schedule 9.8, no Borrower is a party or subject to, any charge, corporate restriction, judgment, decree or order, for which such Borrower's compliance or non-compliance could reasonably be expected to have a Material Adverse Effect. Except as described on Schedule 9.8, no Borrower is (i) a party to any written employment contract or labor contract or (ii) the subject of any labor dispute. No collective bargaining agreement or other labor contract identified on Schedule 9.8 is scheduled to expire during the term of this Agreement except as described on Schedule 9.8. No union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of any Borrower or any of its Subsidiaries or for any similar purpose. To each Borrower's knowledge no key employee of any Borrower is subject to any agreement in favor of anyone other than Borrower which restricts or limits that individual's right to engage in the type of business activity conducted by such Borrower in any manner which could materially impair the ability of such individual to carry out his or her duties with such Borrower or to use any property or confidential information or which grants to any Person, other than such Borrower, any rights to inventions or other ideas susceptible to legal protection developed or conceived by any such key employee of such Borrower.

     Section 9.9 No Violation of Law. Except as described on Schedule 9.9, no Borrower is in violation of any applicable statute, regulation or ordinance of any Governmental Authority (including any Environmental Law), which violation could reasonably be expected to have a Material Adverse Effect. All Inventory manufactured and produced by each Borrower has been manufactured and produced in compliance with all applicable requirements of Sections 6, 7 and 12 of the Fair Labor Standards Act, as amended, and all regulations and orders of the United States Department of Labor, except to the extent any non-compliance could not reasonably be expected to have a Material Adverse Effect.

     Section 9.10 Hazardous Substances. Except as described on Schedule 9.10,
(i) no investigations, inquiries, orders, hearings, actions or other proceedings by or before any Governmental Authority are pending or, to the knowledge of any Borrower, threatened in connection with any Environmental Activity or alleged Environmental Activity; (ii) no Hazardous Substances have been released by Borrower or to the Borrower's knowledge by a third party in such manner or quantity as may reasonably be expected to or in fact does (a) violate any applicable Environmental Law or (b) materially and adversely affect the value of any Borrower's Facility; (iii) the Use of any Borrower's property does not violate any applicable Environmental Requirements; (v) to each Borrower's knowledge, none of Borrower's Facilities prior to when the applicable

Borrower has owned or leased them has been used for the disposal of Hazardous Substances or was the site of any Release of Hazardous Substances in violation of any Environmental Laws; (vi) none of the business operations of any Borrower have contaminated the lands, waters or other property of others with Hazardous Substances in violation of Environmental Laws; (vii) to Borrower's knowledge, no underground or above ground storage tank (regardless of contents) has been in the past, or is now, located on, at or beneath any Borrower's Facility; and
(viii) none of Borrower's Facilities since the applicable Borrower has owned or leased them has been used by any Borrower for the production, treatment, storage, generation, disposal or Release of any Hazardous Substance other than in accordance with applicable Environmental Laws.

     Section 9.11 Absence of Default. No Borrower is in default under any Applicable Agreement and has not received any notice of breach, termination or acceleration or demand for adequate assurances under any Applicable Agreement, except to the extent such default, breach, termination, acceleration or demand could not reasonably be expected to have a Material Adverse Effect.

     Section 9.12 Accuracy of Financials; No Material Changes. The Financials
(i) have been prepared in accordance with GAAP consistently applied and are true, correct and complete in all material respects and (ii) fairly present each Borrower's assets, liabilities and financial condition and results of operations and those of such other Persons described therein as of the date thereof (subject to normal year-end adjustments and the lack of footnotes in the case of monthly or pro forma Financials). There are no omissions from the Financials or other facts or circumstances not reflected in the Financials which are or may be material, and there has been no material and adverse change in any Borrower's assets, liabilities or financial condition since the date of the Financials nor has there been any material damage to or loss of any Borrower's assets or properties since such date, except for any impact resulting from the sale of the Sugar Land, Texas real property. No Borrower's outstanding advances to any Person constitute any equity or long term investment in any Person which is not reflected in the Financials. Each Borrower's fiscal year is from January 1 to December 31.

     Section 9.13 Pension Plans. Except as described on Schedule 9.13, neither any Borrower nor any Controlled Group member has ever sponsored, maintained, or contributed (or become obligated to sponsor, maintain, or contribute) to a Pension Plan subject to Title IV of ERISA. Neither any Borrower nor any Controlled Group member has ever sponsored, maintained, or contributed (or become obligated to sponsor, maintain, or contribute) to any "multiemployer plan" (as defined in ERISA). No "prohibited transaction," or "reportable event", as those terms are defined by ERISA, has occurred or is continuing as to any Pension Plan of any Borrower or any Controlled Group member, which poses a threat of the imposition of taxes or penalties against such Pension Plans (or trusts related thereto), any Borrower or any Controlled Group member, the imposition or payment of which could have a Material Adverse Effect. Each Pension Plan that is intended to meet the requirements of qualified pension benefit plans under Sections 401(a) and 501(a) of the Internal Revenue Code has received a current favorable determination letter to that effect under the Internal Revenue Code, or a favorable determination letter is currently pending, and neither any Borrower nor, to each Borrower's knowledge (after making due inquiries), any Controlled Group member has violated such requirements with respect to any Pension Plan.

     Section 9.14 Taxes and Other Charges. Each Borrower has filed all federal, state and local tax returns and other reports which it is required by law to file. All of such tax returns and reports accurately and properly reflect the taxes due for the periods covered thereby. Except as described on Schedule 9.14, each Borrower has paid all taxes, assessments and other similar charges that are due and payable except for any such taxes, assessments or charges which are being contested in good faith in accordance with the terms of Section 10.9. Except as disclosed on Schedule 9.14, each Borrower has withheld all employee and similar taxes which it is required by law to withhold and has maintained adequate reserves for the payment of all taxes and similar charges. Except as described on Schedule 9.14, no tax Liens have been filed with respect to any Borrower and, to the knowledge of each Borrower, no claims are being asserted with respect to any such taxes, assessments or charges (and no basis exists for any such claims). There are not in effect any waivers of applicable statutes of limitations for federal, foreign, state or local taxes for any period. No Borrower is a party to any tax-sharing agreement or arrangement.

     Section 9.15 No Litigation. Except as described on Schedule 9.15, there is not, as of the Closing Date, any litigation, action or proceeding pending (with respect to which process has been served) or, to any Borrower's knowledge, overtly threatened, against any Borrower.

     Section 9.16 No Brokerage Fee. No brokerage, finder's or similar fee or commission is due to any Person by reason of any Borrower entering into this Agreement or by reason of any of the transactions contemplated hereby, and each Borrower shall indemnify and hold Thayer and the Lenders harmless from all such fees and commissions. Except as provided for in the fee letter between the Borrowers and the Senior Agent, no Borrower is responsible to pay any brokerage, finder's or similar fee or commission to any Person by reason of Senior Agent's entering into the Senior Credit Agreement

     Section 9.17 Subsidiaries and Affiliates. All Persons who are Subsidiaries or Affiliates of any Borrower are identified in Schedule 9.17. Except as set forth on Schedule 9.17, no Subsidiary or Affiliate of any Borrower (i) sells or leases any goods or real property to any Borrower, (ii) sells any services to any Borrower, (iii) purchases or leases any goods or real property, or purchases any services from any Borrower, or (iv) is a party to any contract or commitment with any Borrower.

     Section 9.18 Capitalization; Warrants. Schedule 9.18 sets forth the number of shares of Capital Stock of each Borrower which are authorized and the number of such shares which are outstanding. Each outstanding share of Capital Stock is a common share and is duly authorized, validly issued, fully paid and nonassessable. Set forth in Schedule 9.18 is a complete and accurate list of all Persons who are record and beneficial owners of 20% or more of the Capital Stock of each Borrower and of Thayer-Blum Funding III, LLC. All warrants, subscriptions, options, instruments, rights and agreements under which any shares of Capital Stock of any Borrower are or may be redeemed, retired, converted, encumbered, bought, sold or issued are described in Schedule 9.18.

     Section 9.19 Noncompetition Agreements. No Borrower is subject to any contract or agreement containing a covenant not to compete in any line of business with any Person.

     Section 9.20 Deposit and Other Accounts. All of the accounts maintained by each Borrower with any bank, brokerage house or other financial institution are set forth in Schedule

9.20, and none of such other accounts (other than accounts designated as "Payroll Accounts" or "Disbursement Accounts") is subject to withdrawal other than by transfers of amounts therein to the Locked Box or the Special Account (as such terms are defined in the Senior Credit Agreement).

     Section 9.21 Solvency. Each Borrower and each of its Affiliates (exclusive of such Borrower's officers, stockholders and directors), as the case may be, will be Solvent after (i) receipt and application of the Loans in accordance with the terms of this Agreement, (ii) the execution and delivery of this Agreement and the other Loan Documents to which any of them is a party, and
(iii) the filing of any financing statements or other perfecting notices or actions in connection with this Agreement.

     Section 9.22 Full Disclosure. No representation or warranty made by any Borrower or any of its Affiliates, as the case may be, in this Agreement, any other Loan Document to which it is a party, or in any other document furnished from time to time in connection herewith or therewith contains or will contain at the time such representation is made or such document furnished, any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading.

     Section 9.23 Casualties. Neither the business nor the properties of any Borrower are affected by any fire, explosion, accident, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty loss (whether or not covered by insurance) which may have a Material Adverse Effect.

     Section 9.24 Leases; Bailments. Except as listed on Schedule 9.24, no Borrower is a party to any lease, assignment, sublease, or other agreement relating to any real property or leasehold interest in real property, or any material equipment or other material personal property. Schedule 9.24 correctly sets forth each lease, assignment, sublease and other agreement, existing as of the Closing Date, to which any Borrower is a party relating to (i) any real property or leasehold interest in real property or (ii) any material equipment or other material personal property, together with the legal name of the Person that owns the lessor's or assignor's interest under each such lease, assignment, sublease or other agreement. Schedule 9.24 also correctly sets forth each warehouse and other location (including street address, city and state) at which Inventory of any Borrower is held, stored, maintained or controlled by any Person other than a Borrower, together with the legal name of the Person that holds, stores, maintains or controls Inventory of the applicable Borrower at each such location; provided, however, that locations at which Inventory of anyone or more of the Borrowers valued at less than $50,000 in the aggregate is held, stored, maintained or controlled are not required to be disclosed on
Schedule 9.24.

     Section 9.25 Insurance Policies. Schedule 9.25 correctly sets forth all of the insurance policies maintained by each Borrower, including the carriers thereof, and the types of coverage and insured amounts covered thereby.

     Section 9.26 Consents. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required for the due execution, delivery and performance by any Borrower of any Loan Document to which it is or will be a party.

     Section 9.27 Anti-Terrorism Laws. Neither any Borrower nor any Subsidiary or Affiliate of any Borrower is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. Neither any Borrower nor any Subsidiary or Affiliate of any Borrower or, to the knowledge of each Borrower, their respective agents acting or benefiting in any capacity in connection with the Loans or other transactions hereunder, is a Blocked Person. Neither any Borrower nor, to the knowledge of each Borrower, any of its agents acting in any capacity in connection with the Loans or other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.

     Section 9.28 Updating Representations and Warranties. To the extent necessary to cause the representations and warranties set forth in this Article IX to remain true, complete and accurate as of the date hereof and as of each day on which a Loan is made hereunder, each Borrower shall update in writing any Schedules or Exhibits provided for in this Article IX promptly upon learning of any circumstance which may have the effect of making any such representation or warranty contained in this Article IX untrue or misleading. The requirement of each Borrower to update any Schedule or Exhibit provided for herein is not, and may not be construed to be, a cure of any Default or Event of Default occurring prior to any such update or existing at the time of any such update without the written waiver of such Default or Event of Default by the Lenders or Thayer with the consent of the Lenders as provided herein.

                                   ARTICLE X

                                   COVENANTS.

Until the Obligations (other than contingent Obligations relating to indemnities that survive repayment of the Loans, so long as no claim has been asserted with respect to any such contingent Obligation) are fully paid, performed and satisfied, each Borrower will observe, perform, and comply with each of the covenants set forth below in this Article X.

     Section 10.1 Reserved.

     Section 10.2 Notice of Litigation. Each Borrower will notify Thayer in writing, promptly on such Borrower's learning thereof, of any litigation, suit or administrative proceeding which could reasonably be expected to have a Material Adverse Effect, whether or not the claim is considered by such Borrower to be covered by insurance.

     Section 10.3 Notice of ERISA Events. Each Borrower will notify Thayer in writing (i) at least 10 days prior to the adoption by such Borrower or any Controlled Group member of any Pension Plan subject to Title IV of ERISA; (ii) promptly on the occurrence of any Reportable Event, and (iii) 90 days prior to any termination, partial termination or merger of a Pension Plan or a transfer of a Pension Plan's assets.

     Section 10.4 Notice of Labor Disputes. Each Borrower will notify Thayer in writing (i), promptly upon such Borrower's learning thereof, of (a) any labor dispute to which such Borrower may become a party and which could reasonably be expected to have a Material Adverse Effect or (b) any strikes, walkouts, or lockouts relating to any of its plants or other facilities, and (ii) the entering into of any labor contract relating to any of its plants or other facilities.

     Section 10.5 Compliance with Laws. Each Borrower will comply with the requirements of all applicable laws, statutes, regulations, rules or ordinances of any Governmental Authority, the noncompliance with which could reasonably be expected to have a Material Adverse Effect.

     Section 10.6 Notice of Violations of Law, Tax Assessments. Each Borrower will notify Thayer in writing, promptly upon such Borrower's learning thereof, of any violation of any law, statute, regulation, rule or ordinance of any Governmental Authority, and of the imposition of any federal, state or local tax withholding or assessment, applicable to such Borrower, the violation or imposition of which would have a Material Adverse Effect. Each Borrower will (i) upon Thayer's request, provide Thayer with copies of all communications between such Borrower and any Governmental Authorities which relate to violations of Environmental Law; and (ii) notify Thayer promptly after confirming the Release of any Hazardous Substances on Borrower's property that would have a Material Adverse Effect.

     Section 10.7 Notice of Violations of Certain Agreements. Each Borrower will notify Thayer in writing, within five Business Days after the earlier of when such Borrower learns, or is notified of the occurrence, of any material breach by such Borrower of, a notice of termination or acceleration, or any demand for adequate assurances under, any Applicable Agreement.

     Section 10.8 Notice of Customer Defaults. Each Borrower will notify Thayer in writing, promptly upon such Borrower's learning thereof, of any default by any obligor under any material note or other evidence of debt payable to such Borrower or of anything which could reasonably be expected to have a material adverse effect on the ability of any obligor of such Borrower to pay any Indebtedness owing to such Borrower.

     Section 10.9 Taxes and Charges. Each Borrower will (i) file all federal, state and local tax returns and other reports which it is required by law to file, (ii) pay all taxes, assessments and other similar charges that are due and payable, (iii) withhold all employee and similar taxes which it is required by law to withhold, and (iv) maintain adequate reserves for the payment of all taxes and similar charges; provided, however, that no such taxes, assessments or charges need be paid during such period as they are being contested in good faith by the applicable Borrower, in appropriate proceedings promptly commenced and diligently prosecuted, if adequate reserves in accordance with GAAP have been set aside on such Borrower's books, and the continuance of any such contest does not (a) result in any part of the Loan Collateral or any other property of such Borrower being made the subject of (1) any proceeding in foreclosure, (2) any levy or execution (which shall not have been stayed or dismissed), or (3) any seizure or other loss and (b) prevent Thayer from having a perfected second priority security interest in, or as applicable, mortgage Lien on, the Loan Collateral; and provided, further, that such Borrower will promptly pay such tax, assessment or charge when the dispute is finally settled.

     Section 10.10 Indebtedness; Guaranties.

          (i) No Borrower will incur any Indebtedness other than the Obligations, the Senior Debt and:

               (a) existing Indebtedness identified on Schedule 10.10;

               (b) Indebtedness (1) which is unsecured, (2) which is not for borrowed money, or the issuance of any letter of credit, acceptance transaction, or similar credit instrument or facility, (3) which is incurred in the ordinary course of business, (4) which is not otherwise prohibited under any provision of this Agreement, and (5) the incurrence of which would not have a Material Adverse Effect;

               (c) Indebtedness in respect of taxes, assessments or governmental charges to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Section 10.9;

               (d) Indebtedness in respect of judgments or awards which (1) have been vacated, discharged or stayed within forty five (45) days of the entry thereof or have been in force for less than the applicable appeal period so long as execution is not levied thereunder (or in respect of which (A) the applicable Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review and (B) a stay of execution shall have been obtained pending such appeal or review), and (2)(A) are not, in the aggregate, in an amount in excess of $550,000 (and individually in excess of $275,000) of any available insurance coverage, as determined by Thayer in its discretion exercised in good faith, in effect to satisfy such judgments or award for which the insurer has admitted in writing its liability for the full amount thereof and (B) do not have a Material Adverse Effect (regardless of monetary amount or insurance coverage);

               (e) Indebtedness under capitalized leases or purchase money financing if (1) such Indebtedness is not secured by any of the Loan Collateral other than the property so acquired and any identifiable proceeds; (2) any Liens relating to such Indebtedness do not extend to or cover any property of any Borrower other than the property so acquired and any identifiable proceeds therefrom; (3) the principal amount of such capitalized lease or purchase money Indebtedness will not, at the time of the incurrence thereof, exceed the value of the property so acquired; and (4) the total amount of such Indebtedness during any period does not exceed the maximum amount permitted during such period for capital expenditures pursuant to Section 1 of Schedule 10.28; and

               (f) other Indebtedness not in excess of $55,000 in the aggregate outstanding at any one time;

provided, that no Indebtedness otherwise permitted under this Section 10.10 to be incurred shall be permitted to be incurred if, after giving effect to the incurrence thereof, any Default or Event of Default shall have occurred and be continuing.

          (ii) No Borrower will guaranty or enter into any agreements of guaranty or indemnity of the obligations of any Person, except (A) by endorsement of negotiable instruments payable at sight for deposit or collection or similar banking transactions in the usual course of the applicable Borrower's business, and
     (B) guarantees by one Borrower of Indebtedness permitted under subpart (i) of this Section 10.10 that is owed by another Borrower.

     Section 10.11 Restrictions; Labor Disputes. No Borrower will (a) become a party or subject to any charge, corporate restriction, judgment, decree or order or any labor dispute or enter into any contract, agreement or arrangement which, in any case, could reasonably be expected to have a Material Adverse Effect, or
(b) enter into or become subject to any collective bargaining agreement or similar labor contract which is scheduled to expire during the term of this Agreement, or which could reasonably be expected to have a Material Adverse Effect.

     Section 10.12 Pension Plans. No Borrower will, and will not allow any Controlled Group member to, permit any Reportable Event or "prohibited transaction" (as defined by ERISA) for which no statutory or class exemption exists under Sections 407 or 408 of ERISA or Sections 4975(c)(2) or 4975(d) of the Internal Revenue Code to occur or to continue as to any Pension Plan of any Borrower or any Controlled Group member, which poses a threat of (i) termination of such Pension Plans (or trusts related thereto), which termination could have a Material Adverse Effect or (ii) the imposition of taxes or penalties against such Pension Plans (or trusts related thereto), any Borrower, or any Controlled Group member, the imposition or payment of which could have a Material Adverse Effect. With respect to each Pension Plan that is intended to meet the requirements of qualified pension benefit plans under Sections 401(a) and 501(a) of the Internal Revenue Code, each Borrower and the applicable Controlled Group members shall continue to maintain the qualified status of such Pension Plans, and all contributions to Pension Plans which any Borrower or any member of the Controlled Group is obligated to make shall be timely made when due, unless the failure to do so would not have a Material Adverse Effect. No Borrower may, and no Borrower will permit any Controlled Group member to, incur any liability to the Pension Benefit Guaranty Corporation, the incurrence of which could reasonably be expected to have a Material Adverse Effect.

     Section 10.13 Solvency. Each Borrower will continue to be, and will cause its Affiliates (other than such Borrower's officers, stockholders or directors) to continue to be, Solvent.

     Section 10.14 Property Insurance. Each Borrower will insure all of its real and personal property, including the Loan Collateral provided by each Borrower against loss or damage by fire, theft, burglary, pilferage, loss in transit and such other extended coverage hazards as Thayer shall specify in amounts and under policies by insurers reasonably acceptable to Thayer. Copies of the policies or a certificate thereof signed by the insurer evidencing that such insurance coverage is in effect for periods of not less than one year (as measured from the date of renewal) shall be delivered to Thayer within 5 Business Days after the issuance of the policies to the applicable Borrower and after each renewal thereof. All premiums thereon shall be paid by each Borrower when due so as to keep such insurance in full force and effect at all times. Each such policy shall name Thayer, subordinated to Senior Agent (and no other party, other than Senior Agent) as loss payee and, as appropriate, mortgagee under a New York standard mortgagee clause or other similar clause reasonably acceptable to Thayer and shall provide that such policy may not be amended or canceled without 30 days prior written notice to Thayer. If any Borrower fails to do so, Thayer may (but shall not be required to) procure such insurance and charge the cost to the Borrowers as part of the Obligations payable on demand and secured by the Loan Collateral.

     Section 10.15 Liability Insurance. Each Borrower will, at all times, maintain in full force and effect such liability insurance with respect to its activities and business interruption, product liability and other insurance as may be reasonably required by Thayer, such insurance to be provided by insurer(s) reasonably acceptable to Thayer. Such insurance shall name Thayer, subordinated to Senior Agent, as an additional insured containing a severability of interest/cross-liability endorsement acceptable to Thayer.

     Section 10.16 Mergers; Acquisitions. No Borrower will merge or consolidate or be merged or consolidated with or into any other Person, or otherwise reorganize, liquidate or wind-up or dissolve itself, provided, however, upon written consent from the Thayer (which consent shall not be unreasonably withheld), any Borrower may merge or consolidate with any other Borrower. No Borrower will (i) purchase or otherwise acquire (a) all or substantially all of the assets of any Person or the assets comprising any line of business or business unit or division or (b) any partnership, joint venture or limited liability company interest in or with any Person or (ii) purchase the securities of, create, invest in, or form any Person (including a Subsidiary).

     Section 10.17 Investments. No Borrower will, and will not permit any Subsidiary to, invest in any Person, whether payment therefor is made in cash or Capital Stock of any Borrower or any Subsidiary of any Borrower, and whether such investment is by acquisition of Capital Stock or Indebtedness, or by loan, advance, transfer of property out of the ordinary course of business, capital contribution, equity or other profit sharing interest, extension of credit on terms other than those normal in the ordinary course of business or otherwise, or deposit with a financial institution except the following and after compliance with the applicable terms of the Borrower Security Agreements (a "Permitted Investment"): (i) any evidence of indebtedness issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) in each case maturing not more than three months from the date of acquisition thereof; (ii) certificates of deposit or acceptances of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000 in each case maturing not more than three months from the date of acquisition thereof; and (iii) commercial paper issued by a corporation that is not an Affiliate of any Borrower and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-I by Standard & Poor's Rating Services or at least P-l by Moody's Investors Services, Inc. in each case maturing not more than three months from the date of acquisition thereof; and (iv) except as permitted under Section 10.18; provided, that no Permitted Investments under clauses (i), (ii), or (iii) of this Section 10.17 otherwise permitted under this Section 10.17 may be made if (a) any Default or Event of Default has occurred and is continuing or is created thereby or (b) after making the Permitted Investment, any Revolving Loans or Interim Advances are then outstanding.

     Section 10.18 Distributions; Loans; Fees. No Borrower will (i) declare or pay cash or stock distributions (including any return of capital) or dividends upon any Borrower's Capital Stock (including any preferred stock now or hereafter issued by Borrower), (ii) make any distributions of any Borrower's assets, (iii) incur, permit, or make any loans, advances or extensions of credit to any

Person, including any Borrower's Affiliates, officers, employees, or directors, or (iv) pay any consulting, management or directors' fees to or for the account of any stockholder, director, officer, or other Affiliate of any Borrower, except that:

     (a) Borrowers may make advances to their officers and employees with respect to expenses incurred by those officers and employees which (1) expenses are (A) ordinary and necessary business expenses and (B) reimbursable by the applicable Borrower and (2) do not exceed in the aggregate for all Borrowers, $550,000, outstanding at anyone time;

     (b) EFTC and/or K*TEC may make one or more distributions to Suntron in an aggregate amount not to exceed $330,000 in any Fiscal Year for the purpose of funding directors' fees; and

     (c) so long as no Default or Event of Default has occurred and is continuing, Borrowers may pay the management fees in connection with the management agreement described on Schedule 9.17 attached hereto (it being understood and agreed, however, that any management fees that are prohibited from being paid by reason of the occurrence and continuance of a Default or Event of Default will continue to accrue and may be collected following the cure or waiver of such Default or Event of Default).

     Section 10.19 Redemption of Stock. No Borrower will voluntarily or pursuant to any contractual or other obligations, redeem, retire, purchase, repurchase or otherwise acquire, directly or indirectly, or exercise any call rights relating to, any Borrower's Capital Stock or any other securities now or hereafter issued by any Borrower (including any warrants or options for any Capital Stock of any Borrower).

     Section 10.20 Stock Rights. Without Thayer's consent (which shall not be unreasonably withheld), no Borrower will (i) change the rights or obligations associated with, or the terms of, any class of Capital Stock now issued by any Borrower or (ii) issue any new class of Capital Stock of any Borrower.

     Section 10.21 Capital Structure; Fiscal Year. No Borrower will make any change in (i) any Borrower's capital structure or (ii) any Borrower's business objectives, purposes and operations which might in any way have a Material Adverse Effect. No Borrower will change such Borrower's fiscal year.

     Section 10.22 Affiliate Transactions. Other than the transactions disclosed on Schedules 9.17 and 10.22 attached hereto, no Borrower will enter into, or be a party to, any transaction with any Borrower's Affiliates.

     Section 10.23 Operating Accounts. At all times until the Obligations (other than contingent Obligations relating to indemnities that survive repayment of the Loans and termination of the Commitments, so long as no claim has been asserted with respect to any such contingent Obligation) are fully paid and satisfied, each Borrower will maintain its primary operating accounts with Senior Agent.

     Section 10.24 Sale of Assets. No Borrower will sell, lease or otherwise dispose of or transfer, whether by sale, merger, consolidation, liquidation, dissolution, or otherwise (including by a sale-leaseback transaction), any of its assets, including the Loan Collateral except: (i) the sale of Inventory in the ordinary course of business; however, a sale in the ordinary course of business will not include a transfer in total or partial satisfaction of Indebtedness, (ii) the sale of any item of Equipment for cash in an arm's-length transaction having a fair market value of less than $550,000, provided that in any 12 month period the total amount of Equipment sold by Borrowers may not exceed an aggregate fair market value equal to $2,200,000, and (iii) the sale of the undeveloped land in Sugar Land, Texas. All of the proceeds from any disposition of any Equipment and the sale of the undeveloped Sugar Land, Texas property will be delivered to Senior Agent to be applied by Senior Agent in accordance with the terms of the Senior Credit Agreement.

     Section 10.25 Intervention by Governmental Authority. No Borrower will permit to occur any seizure by, or the vesting of or intervention by or under the jurisdiction of, any Governmental Authority by which Borrower's management is displaced or its authority in the conduct of its business is materially curtailed.

     Section 10.26 Levy Against Loan Collateral. No Borrower will permit (i) any attachment or distraint of any of the Loan Collateral to occur or (ii) any of the Loan Collateral to become subject, at any time, to any mandatory court order or other legal process, except to the extent such attachment, distraint, order or process relates solely to Loan Collateral which has an aggregate value of $110,000 or less.

     Section 10.27 Judgments. No Borrower will permit any judgment or award to be rendered against it (i)(a) in excess of $330,000 (or any number of judgments or awards in excess of $825,000 in the aggregate) of any available insurance coverage, as determined by Thayer in its discretion exercised in good faith, in effect to satisfy such judgments or award for which the insurer has admitted in writing its liability for the full amount thereof or (b) which has a Material Adverse Effect (regardless of monetary amount or insurance coverage), and (ii) which have not been vacated, discharged or stayed within fifteen (15) days of the entry thereof.

     Section 10.28 Financial Covenants. Each Borrower will observe, perform and comply with all of the financial covenants contained in Schedule 10.28 (collectively, the "Financial Covenants").

     Section 10.29 Reserved.

     Section 10.30 Tax Shelter Regulations. No Borrower intends to treat the Loans and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). If any Borrower determines to take any action inconsistent with such intention, it will promptly notify Thayer thereof. If any Borrower so notifies Thayer, such Borrower acknowledges that anyone or more of the Lenders may treat its Loans as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders will maintain the lists and other records required by such Treasury Regulation.

     Section 10.31 Limitation on Rate Hedging Agreements. No Borrower will at any time enter into any Rate Hedging Agreement except those listed on Schedule
10.31 hereof without the consent of the Required Lenders.

     Section 10.32 Anti-Terrorism Laws. No Borrower will, and will not cause or permit any Subsidiary to, (i) conduct any business or engage in any transaction or dealing with any Blocked

Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224, the USA Patriot Act or any other Anti- Terrorism Law. Each Borrower shall deliver to Thayer and the Lenders any certification or other evidence requested from time to time by Thayer or the Lenders in their sole discretion confirming compliance with this Section 10.32.

     Section 10.33 Further Assurances. Each Borrower will execute and deliver or cause to be executed and delivered any and all further documents and instruments and to take any and all further actions as may be reasonably determined by Thayer to be necessary or appropriate to the transactions contemplated herein or in the other Loan Documents.

     Section 10.34 Conduct of Business. Neither RodniC LLC nor CathiO LLC shall conduct any business other than holding a general partnership interest and limited partnership interest respectively in Suntron GCO. Suntron shall not conduct any business other than holding the Capital Stock of K*TEC and EFTC, and in no event shall Suntron request any Loans for its own account or, except to the extent permitted under Section 10.18(b), be the ultimate recipient (whether via one or more dividends, distributions, intercompany loans or otherwise) of any Loan proceeds. In no event shall any Person other than Suntron own any Capital Stock of K*TEC or EFTC. For purposes of this Section 10.34, "conduct business" shall include holding any asset and/or incurring any liability (other than tax liabilities incurred in the ordinary course of business).

                                   ARTICLE XI

                               EVENTS OF DEFAULT.

     Section 11.1 Events of Default. (i) Each of the following events, whether or not caused by or within the control of Borrowers (or any of them), will constitute an "Event of Default" under this Agreement:

               (a) (1) Any Borrower does not pay, when due, any fees due under this Agreement, or (2) Any Borrower does not pay, when due, any principal, interest, or other Obligations;

               (b) (1) Any Borrower does not observe, perform, or comply with any of the Financial Covenants, (2) any of the Loan Documents cease, for any reason, to be in force and effect in all material respects, or any Borrower or any other Person which is a party to any of the Loan Documents so asserts in writing, (3) any of the Liens (other than Liens against Loan Collateral valued at less than $110,000 in the aggregate) created by any of the Loan Documents ceases to be enforceable in accordance with its terms, or (4) any Loan Document ceases to be effective in all material respects to grant perfected Liens on the collateral described therein with the priority purported or warranted to be created thereby, except to the extent such ineffectiveness was caused solely by the act or omission of Thayer;

               (c) Any Borrower does not observe, perform, or comply with any term or provision of this Agreement or of any of the other Loan Documents to which it is a party (exclusive of those defaults covered by the other clauses of this Section 11.1(i));

               (d) Any representation, warranty or statement made by, or on behalf of any Borrower, (1) in this Agreement, in connection with this Agreement, in connection with any transaction relating to this Agreement or in any of the other Loan Documents to which it is a party was false in any material respect, in the good faith judgment of Thayer, when made or furnished or when treated as being made or furnished or (2) to induce the Lenders to make any Loan was false in any material respect, in the good faith judgment of Thayer, when made or furnished or when treated as being made or furnished;

               (e) Any Borrower: (1) is, as of any date, not Solvent, (2) becomes generally unable to pay its debts as they become due, (3) makes a general assignment for the benefit of creditors, or (4) calls a meeting of creditors for the composition of debts; or the Board of Directors, general partner or any other governing body of any Borrower (or any committee thereof) adopts a resolution authorizing or has otherwise authorized the actions described in subitems (3) or (4) of this clause (e);

               (f) (1) There is filed by any Borrower any case, petition, proceeding or other action ("Bankruptcy Case") under any existing or future bankruptcy, insolvency, reorganization, liquidation or arrangement or readjustment of debt law or any similar existing or future law of any applicable jurisdiction ("Insolvency Law"), (2) an involuntary Bankruptcy Case ("Involuntary Proceeding") is commenced against any Borrower under any Insolvency Law and the Involuntary Proceeding is not controverted within 12 days, or is not dismissed within 75 days, after the commencement of the Bankruptcy Case, or (3) a custodian, receiver, trustee, sequestrator, or agent is appointed or authorized to take charge of any Borrower's properties; (the occurrence of any event described in the foregoing subparagraphs (i),
          (ii), or (iii), a "Borrower Bankruptcy Event");

               (g) (1) The Required Lenders, in the exercise of their reasonable judgment exercised in good faith, determine that there has occurred any material and adverse change in the business operations or condition, financial or otherwise, of Borrowers taken as a whole or in any Borrower's ability to perform any of its payment or other Obligations under this Agreement or any of the other Loan Documents to which it is a party or (2) the Required Lenders, in their judgment exercised in good faith, determine that there has occurred any material and adverse change in the aggregate value of, or Thayer or the Lenders' rights or interests in, the Loan Collateral with the result that Thayer or the Lenders' security for the Obligations is materially diminished;

               (h) There is enacted any legislation (federal, state or local) which allows any Person to obtain a Lien on any part of the Loan Collateral (other Loan Collateral valued at less than $110,000 in the aggregate) which is superior to the Liens and interests of Thayer or the Lenders on and in such part of the Loan Collateral;

               (i) There occurs an uninsured casualty loss with respect to any of the Loan Collateral having an aggregate fair market value of greater than $275,000;

               (j) (1) Any default occurs under the payment terms applicable to any Indebtedness of any Borrower (excluding the Indebtedness of the Borrowers under the Senior Loan Documents) in an aggregate amount exceeding $550,000 which represents any borrowing or financing from, by or with any Person or (2) there occurs a material breach by any Borrower under any Applicable Agreement (other than the ones described in subitem (1) of this clause (j) or in clause (r) of this Section 11.1(i)), the result of which breach is the delivery of a notice of acceleration, or the termination of such Applicable Agreement;

               (k) A contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA;

               (l) There is instituted against any Borrower any criminal proceeding for which forfeiture of any material portion of the Loan Collateral is a potential penalty, or any Borrower is enjoined, restrained or in any way prevented by order of any Governmental Authority from conducting any material part of its business affairs and such order is not completely stayed, to the reasonable satisfaction of Thayer, or dissolved within twelve (12) Business Days from the effective date of such order;

               (m) Except pursuant to an intercompany merger permitted under
          Section 10.16, any Borrower shall voluntarily dissolve or cease to exist, or any final and nonappealable order or judgment shall be entered against any Borrower decreeing its involuntary dissolution;

               (n) There occurs a Change of Control;

               (o) The audit report required pursuant to Section 8.7 is not an unqualified audit report;

               (p) Any Borrower or any of its Subsidiaries discovers, identifies, is given notice by any Person, or otherwise has knowledge of either of the following conditions, which, by itself or in the aggregate, will or could reasonably be expected to have a Material Adverse Effect: (1) the existence of any Environmental Liability or
          (2) any one or more Releases of Hazardous Substances on, about or affecting any Borrower's Facility or any Borrower's or such Subsidiary's business operations;

               (q) Reserved;

               (r) Reserved; or

               (s) Reserved.

          (ii) Each Event of Default will be deemed continuing until it is waived in writing by, or cured to the written satisfaction of, the Lenders in accordance with Section 14.1.

     Section 11.2 Cure Periods.

          (i) Subject to Section 11.2(ii),

               (a) an event or condition of the type described in clause (c) of
          Section 11.1(i) (exclusive of a default arising solely by virtue of noncompliance with Sections 8.2, 8.3, 8.4, 8.5, 8.7, 8.9, or 8.11, insofar as insurance coverage is no longer in effect, Sections 10.14 or 10.15, or Section 10.28) will be considered an Event of Default for purposes of Section 12.1 of this Agreement only if the applicable Borrower or Borrowers fail(s) to cure the default within forty (40) days after the earlier of (1) the date on which the applicable Borrower(s) has knowledge of the existence of such event or condition or (2) the date on which Thayer notifies such Borrower(s) of the existence of such event or condition; however, if a period of cure is provided for in any of the other Loan Documents with respect to a default under such other Loan Documents, the period of cure set forth in this Section 11.2(i)(a) will not be applicable to such default;

               (b) an event or condition of the type described in clause (g) of
          Section 11.1(i) will be considered an Event of Default for purposes of
          Section 12.1 of this Agreement only if (1) Thayer shall have first given written notice thereof to Borrowing Agent, and (2) either (A) Borrowers shall fail, within twenty (20) days after the delivery of such notice from Thayer, to deliver a business plan to Thayer which, to the Required Lenders' sole satisfaction, shall provide a reasonably acceptable means to cure such default or (B) Borrowers fail to cure such default to Required Lenders' sole satisfaction within twenty (20) days after Thayer gives Borrowing Agent written approval of such business plan. Nothing in this clause (b) of Section 11.2(i), however, obligates Required Lenders under any circumstances to (w) support any business plan proposed by Borrowers, (x) consider any more than the original business plan proposed by Borrowers, or (y) consider any business plan proposed by Borrowers if any other Event of Default has occurred or then exists; and

               (c) an event or condition of the type described in clause (a)(1) of Section 11.1(i) will be considered an Event of Default for purposes of Section 12.1 of this Agreement only if the applicable Borrower or Borrowers fail(s) to cure the default within five (5) Business Days.

          (ii) Section 11.2(i) will not be applicable with regard to (a) any Event of Default which by its nature is not susceptible of cure (including, without limitation, any violation of the Financial Covenants), (b) an Event of Default if, within the 12 calendar months immediately preceding the occurrence of such default, any Borrower has previously breached the same provision of this Agreement twice, or (c) any Event of Default, as a result of which, the Required Lenders reasonably believe, in good faith, that there exists an immediate and material risk, threat, or danger to the value of the Loan Collateral or the Lenders' interests in the Loan Collateral, or the collectibility of the Obligations.

          (iii) Notwithstanding any period of cure as provided in Section 11.2(i), all of the Lenders' rights and remedies under the Loan Documents during the continuance of an Event of Default (subject to Sections 11.2(i) and 11.2(ii)), (including, without limitation, the right to assess the Default Rate), will, at the Required Lenders' option, be applicable until any such Event of Default is cured to the written satisfaction of the Lenders in accordance with Section 14.1.

                                   ARTICLE XII

                          LENDERS' RIGHTS AND REMEDIES.

     Section 12.1 Acceleration. Upon the occurrence of any Event of Default, in addition to all other rights and remedies provided in the Loan Documents or available at law or in equity, Thayer, without further notice or demand but subject to Section 11.2,

          (i) may, and will (if requested by the Required Lenders):

               (a) declare the Loans and all other Obligations to be immediately due and payable, whereupon the Loans and all other Obligations shall be immediately due and payable, and

               (b) reserved.

          (ii) may terminate this Agreement, and

          (iii) will have all rights to realize upon, and exercise the Lenders' rights with respect to, the Loan Collateral pursuant to this Agreement and the other Loan Documents, and as otherwise provided by applicable law.

     Section 12.2 Fees and Expenses. Each Borrower shall pay to Thayer, immediately and as part of the Obligations, all reasonable actual out-of-pocket costs and expenses, including court costs, Attorneys' Fees and costs of sale, incurred by Thayer or the Lenders in exercising any of its rights or remedies under the Loan Documents.

     Section 12.3 Reserved.

                                  ARTICLE XIII

                                    RESERVED.

     Section 13.1 Reserved.

     Section 13.2 Reserved.

                                   ARTICLE XIV
                AMENDMENTS; WAIVERS; ASSIGNMENTS; PARTICIPATIONS.

     Section 14.1 Amendments and Waivers.

          14.1.1 Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms of this Agreement or any other Loan Document may be amended, supplemented or modified except in writing and in accordance with the provisions of this Section 14.1. Thayer or the Required Lenders may (with the consent of Thayer) from time to time, (i) enter into with Borrowers written amendments, supplements or modifications to this Agreement and the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights or obligations of the Lenders or of Borrowers under this Agreement or under any of the other Loan Documents or (ii) waive at Borrowing Agent's request, on the terms and conditions as the Required Lenders (with the consent of Thayer) or Thayer, as the case may be, may specify in the applicable instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences.

          14.1.2 Binding Effect. Any waiver and any amendment, supplement or modification pursuant to this Section 14.1 will apply to each of the Lenders and shall be binding on each the Lenders and all future holders of the Obligations, even if executed solely by Thayer and the Borrowers. Each Lender expressly agrees that all waivers, amendments, modifications, supplements or any other changes to the Loan Documents executed by Thayer shall be binding on such Lender.

          14.1.3 No Waiver. Failure by Thayer or any Lender to exercise any right, remedy or option under this Agreement or in any Loan Document or delay by Thayer or any Lender in exercising the same shall not operate as a waiver by Thayer or any Lender of its right to exercise any such right, remedy or option.

     Section 14.2 Assignment.

          14.2.1 Borrower Assignments. No Borrower may assign, transfer or otherwise dispose of any of its rights or obligations hereunder or under any other Loan Document, by operation of law or otherwise without the consent of Thayer, and any such assignment, transfer or other disposition without the consent of Thayer shall be void.

          14.2.2 Lender Assignments. Any Lender may, in accordance with the terms of the Subordination Agreement and applicable law, assign its interests under this Agreement upon such terms as Thayer shall prescribe, subject to the terms of the Subordination Agreement and applicable law.

          14.2.3 Benefit; Binding Effect. All of the rights, privileges, remedies and options given to the Lenders under the Loan Documents shall inure to the benefit of each Lender's successors and assigns, and all the terms, conditions, covenants, provisions and warranties herein shall inure to the benefit of and bind the permitted successors and assigns of each Borrower and the Lenders, respectively.

     Section 14.3 Reserved.

     Section 14.4 Law Requirements. Nothing in the Loan Documents will prohibit any Lender from pledging or assigning its interests in the Loans to any Federal Reserve Bank in accordance with applicable law.

                                   ARTICLE XV

                                    GENERAL.

     Section 15.1 Severability. If any term of this Agreement is found invalid under Minnesota law or laws of mandatory application by a court of competent jurisdiction, the invalid term will be considered excluded from this Agreement and will not invalidate the remaining terms of this Agreement.

     Section 15.2 Governing Law. THIS AGREEMENT HAS BEEN DELIVERED AND ACCEPTED AT AND SHALL BE DEEMED TO HAVE BEEN MADE AT MINNEAPOLIS, MINNESOTA. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA (WITHOUT REFERENCE TO CONFLICTS OF LAW PRINCIPLES).

     Section 15.3 WAIVER OF JURISDICTION. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR THAYER AND THE LENDERS TO ENTER INTO THIS AGREEMENT AND EXTEND CREDIT TO BORROWERS, EACH BORROWER, THAYER AND THE LENDERS AGREE THAT ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, THEIR VALIDITY OR PERFORMANCE, AND WITHOUT LIMITATION ON THE ABILITY OF THAYER AND THE LENDERS, THEIR SUCCESSORS AND ASSIGNS, TO EXERCISE ALL RIGHTS AS TO THE LOAN COLLATERAL AND TO INITIATE AND PROSECUTE IN ANY APPLICABLE JURISDICTION ACTIONS RELATED TO REPAYMENT AND COLLECTION OF THE OBLIGATIONS, SHALL BE INITIATED AND PROSECUTED AS TO ALL PARTIES AND THEIR SUCCESSORS AND ASSIGNS AT MINNEAPOLIS, MINNESOTA. EACH BORROWER, THAYER AND THE LENDERS EACH CONSENT TO AND SUBMIT TO THE EXERCISE OF JURISDICTION OVER ITS PERSON BY ANY COURT SITUATED AT MINNEAPOLIS, MINNESOTA HAVING JURISDICTION OVER THE SUBJECT MATTER, AND CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY CERTIFIED MAIL DIRECTED TO BORROWING AGENT, THAYER AND THE LENDERS AT THEIR RESPECTIVE ADDRESSES SET FORTH IN SECTION 15.7 OR AS OTHERWISE PROVIDED UNDER THE LAWS OF THE STATE OF MINNESOTA. EACH BORROWER, THAYER AND THE LENDERS WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER, AND CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

     Section 15.4 Survival. All of Borrowers' covenants, agreements, and representations and warranties contained in this Agreement, the other Loan Documents, and in the certificates or other instruments delivered in connection herewith and therewith, shall be considered to have been relied upon by the parties hereto and shall survive the execution, delivery and acceptance of this Agreement and the making of any Loans, regardless of any investigation made by any such party or on its behalf and notwithstanding that Thayer or any Lender may have notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Obligations (other than contingent Obligations relating to indemnities that survive repayment of the Loans, so long as no claim has been asserted with respect to any such contingent Obligation) are fully performed, paid and satisfied in full.

     Section 15.5 Application of Payments; Revival of Obligations. Thayer and the Lenders shall have the continuing right to apply or reverse and reapply any payments to any portion of the Obligations. To the extent any Borrower makes a payment or payments to Thayer or any Lender or Thayer or any Lender receives any payment or proceeds of the Loan Collateral or any other security for Borrowers' benefit, which payment(s) or proceeds or any part thereof are subsequently voided, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations or part thereof intended to be satisfied shall be revived and shall continue in full force and effect, as if such payment or proceeds had not been received.

     Section 15.6 Fees and Expenses.

          (i) Each Borrower jointly and severally agrees to pay or, as applicable, reimburse Thayer and each Lender for the following actual out-of-pocket costs, fees, expenses and obligations ("Expenses"):

               (a) Borrowers will pay or, as applicable, reimburse Thayer and each Lender for all reasonable costs, fees, expenses and obligations incurred by Thayer or such Lender, whether a Default or Event of Default then exists, in connection with, arising out of, or related to: (1) the entering into, negotiation, preparation, closing, administration (including amendment, waiver, or other consent with respect to) of this Agreement or any of the other Loan Documents, the credit facilities provided hereby, or the exercise of any of the rights or remedies of Thayer or the Lenders hereunder and thereunder;
          (2) any Loans made by the Lenders hereunder; (3) any transaction contemplated by this Agreement or the other Loan Documents; (4) any inspection, audit, appraisal, or verification of the Loan Collateral or any Borrower; or (5) any liability under Section 3505 of the Internal Revenue Code and all other local, state and federal statutes of similar import; and

               (b) Borrowers will pay or, as applicable, reimburse Thayer and each Lender for all reasonable costs, fees, expenses and obligations incurred by Thayer or such Lender following the occurrence and during the continuance of an Event of Default, which are in connection with, arise out of, or are related to: (1) enforcing any Obligation or in foreclosing against any of the Loan Collateral or exercising, enforcing or preserving any other right or remedy available by reason of any Event of Default, (2) any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding, (3) commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to any Borrower and related to or arising out of the transactions contemplated hereby or by any of the Loan Documents, (4) taking any other action in or with respect to any suit or proceeding (whether in bankruptcy or otherwise), (5) protecting, preserving, collecting, leasing, selling, taking possession of, or liquidating any of the Loan Collateral, or (6) attempting to enforce or enforcing any Lien on or security interest in any of the Loan Collateral or any other rights under the Loan Documents.

          (ii) The Expenses (a) will include Attorneys' Fees and fees of other professionals, all lien search and title search fees, all filing and recording fees and all travel expenses and (b) are part of the Obligations, payable upon Thayer's demand, and will be secured by the Loan Collateral.

          (iii) The Obligations described under this Section 15.6 shall survive any termination of this Agreement.

     Section 15.7 Notices; Electronic Mail.

          15.7.1 Notice. Any notice required, permitted or contemplated hereunder shall, except as expressly provided in this Agreement or the other Loan Documents, be in writing and addressed to the party to be notified at the address set forth below or at such other address as each party may designate for itself from time to time by notice hereunder, and shall be deemed validly given
(i) three days following deposit in the U.S. certified mails (return receipt requested), with proper postage prepaid, or (ii) the next Business Day after such notice was delivered to a regularly scheduled overnight delivery carrier with delivery fees either prepaid or an arrangement satisfactory with such carrier, made for the payment thereof, or (iii) upon receipt of notice given by facsimile or personal delivery:

     To a Lender: At its address listed on the applicable signature page of this Agreement

With a copy to: Kirkland & Ellis LLP
                200 East Randolph Drive
                Chicago, Illinois 60601
                Attention: James C. Anderson, Esq.
                Facsimile: 312-660-0891

To Borrowers:   Suntron Corporation
                2401 West Grandview Road
                Phoenix, AZ 85023
                Attention: Thomas B. Sabol, CFO
                Telephone: 602-789-6600
                Facsimile: 602-282-5730

With a copy to: Greenberg Traurig, LLP
                2375 East Camelback Road
                Suite 700

                Phoenix, AZ 85016
                Attention: Jeffrey H. Verbin, Esq.
                Telephone: 602-445-8202
                Facsimile: 602-445-8630

          15.7.2 Electronic Mail. Thayer may, in its discretion, elect, from time to time, to receive certain routine information, including reports, otherwise required by the terms of this Agreement or the other Loan Documents ("Reports") from Borrowing Agent via electronic mail transmission ("e-mail"). Thayer will designate from time to time its e-mail address to Borrowing Agent (the "Thayer E-mail Address"). All e-mail transmissions of Reports from Borrowing Agent shall contain the information as specified in this Agreement, shall be formatted or displayed in a manner and order substantially similar to that shown in this Agreement or otherwise required by Thayer and shall conform to the specifications described in this Agreement. Borrowing Agent will be solely responsible for the confidentiality of the contents of e-mail transmissions during transmission to the Thayer E-mail Address, as Borrowing Agent acknowledges that none of Thayer or any Lender is responsible for any compromise of data transmitted across public computer networks or telecommunications facilities, including the Internet. Borrowing Agent and each Borrower will be responsible for the accuracy of all information provided to Thayer via e-mail transmission to the Thayer E-mail Address, and any information so received by Thayer will be deemed to have been submitted by and received from Borrowers. In the event of a failure of the transmission of the Reports, it is the responsibility of Borrower to transmit the contents of any pending transmission to Thayer using an alternative method which is timely and in accordance with this Agreement. Each Borrower agrees that, by Borrowing Agent sending Thayer the Reports via e-mail transmission, each Borrower is certifying the truthfulness and accuracy of the Reports submitted each and every time Borrowing Agent sends Thayer the Reports. Each Borrower further agrees that, on each occasion when Borrowing Agent sends Thayer e-mail transmissions containing Reports, each Borrower is warranting and representing to Thayer the truthfulness and accuracy of the representations and warranties relevant to that Report set forth in the relevant Loan Document. Each Borrower consents to and represents that it is each Borrower's intent that by Borrowing Agent's insertion of Borrowing Agent's name in the subject line of the transmitting e-mail, or on the Reports (including the header and/or the certification line), each Borrower intends such to constitute a legally binding and enforceable signature of each Borrower, and in all aspects the legal equivalent of each Borrower's handwritten signature.

     Section 15.8 Indemnification. In consideration of the execution and delivery of this Agreement by Thayer and the Lenders and the making of any Loan, each Borrower hereby indemnifies, exonerates and holds Thayer and the Lenders and each of their officers, directors, employees, Affiliates, and agents (collectively the "Indemnified Parties" and, individually, as "Indemnified Party") free and harmless from and against any and all actions, causes of action, suits, demands, investigations, obligations, judgments, losses, costs, liabilities, damages, and expenses (irrespective of whether such Indemnified Party is a party to the action for which indemnification hereunder is sought), including Attorneys' Fees and disbursements (the "Indemnified Liabilities"), which are incurred by, accrued, asserted, made or brought against, charged to, or recoverable from the Indemnified Parties or any of them as a result of, or arising out of, or relating to, or as a direct or indirect result of:

          (i) any transaction financed or to be financed in whole or in part or directly or indirectly with the proceeds of any Loan;

          (ii) the entering into and performance of this Agreement and the other Loan Documents by any of the Indemnified Parties;

          (iii) any breach by Borrowers (or any of them) of any term, provision, representation, warranty or covenant of this Agreement or the other Loan Documents;

          (iv) any Environmental Law, regardless of whether or not caused by, or within the control of, Borrowers (or any of them);

          (v) that certain letter dated March __, 2006 executed by the Thayer and addressed to Chicago Title Insurance Company and GSL Industrial Partners, L.P. and assigns, or

          (vi) reserved;

except to the extent that the Indemnified Liability is caused by or results from the gross negligence or willful misconduct of the Indemnified Party, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law, except to the extent that such Indemnified Liabilities have arisen by reason of an Indemnified Party's gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. The Obligations described under this Section 15.8 will survive any termination of this Agreement and shall be due and payable on demand.

     Section 15.9 Additional Waivers by Borrowers. Each Borrower waives presentment and protest of any instrument and notice thereof, and, except as expressly provided in the Loan Documents, demand, notice of default and all other notices to which each Borrower might otherwise be entitled. Each Borrower agrees that no Borrower shall assert any claim against Thayer or any Lender on any theory of liability for consequential, special, indirect or punitive damages.

     Section 15.10 Equitable Relief. Each Borrower recognizes that, in the event any Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Thayer and the Lenders; therefore, each Borrower agrees that Thayer and the Lenders, if Thayer and the Lenders so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     Section 15.11 Entire Agreement. This Agreement and the other Loan Documents set forth the entire agreement of the parties with respect to its subject matter and supersede all previous understandings, written or oral, in respect thereof. Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. Any documents delivered by, or on behalf of, Borrowers (or any of them) by fax transmission or other electronic delivery of an image file reflecting the execution hereof: (i) may be relied on by Thayer and the Lenders as if the document were a manually signed original and (ii) will be binding on Borrowers for all purposes of the Loan Documents.

     Section 15.12 Headings. Section headings in this Agreement are included for convenience of reference only and shall not relate to the interpretation or construction of this Agreement.

     Section 15.13 Cumulative Remedies. The remedies provided in this Agreement and the other Loan Documents are cumulative and not exclusive of any remedies provided by law. Exercise of one or more remedy(ies) by Thayer or the Lenders does not require that all or any other remedy(ies) be exercised and does not preclude later exercise of the same remedy. If there is any conflict, ambiguity, or inconsistency, in Thayer's judgment, between the terms of this Agreement or any of the other Loan Documents, then the applicable terms and provisions, in Thayer's judgment, providing Thayer and the Lenders with greater rights, remedies, powers, privileges, or benefits will control.

     Section 15.14 Recourse to Directors or Officers. The obligations of Thayer and the Lenders under this Agreement are solely the corporate, general partnership, limited partnership or limited liability company, as applicable, obligations of Thayer and the Lenders. No recourse shall be had for the payment of any amount owing in respect to this Agreement or for the payment of any fee hereunder or for any other obligation or claim arising out of or based upon this Agreement against any stockholder, employee, officer, general partner, limited partner, member, manager or director of Thayer and the Lenders.

     Section 15.15 WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR THAYER AND THE LENDERS TO ENTER INTO THIS AGREEMENT AND EXTEND CREDIT TO THE BORROWERS, THE BORROWERS, THAYER AND THE LENDERS EACH WAIVE TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS OR THE CONDUCT OF THE RELATIONSHIP BETWEEN OR AMONG THAYER, THE LENDERS AND BORROWER.

     Section 15.16 PATRIOT ACT NOTICE. To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each party who opens an account. Thayer will ask each party to a financial transaction their name, address and other information that will allow Thayer to identify such party. Thayer may also ask to see other documents that substantiate a party's identity.

     Section 15.17 Advertising. Subject to Borrowing Agent's approval, which will not be unreasonably withheld, each Borrower hereby authorizes and permits Thayer to use any Borrower's name and logo, and to disclose Borrowers' transaction hereunder, in connection with any advertising program to be conducted by Thayer (which program may include so called "tombstone" advertisements, in various formats, in one or more publications selected by Thayer). Each Borrower agrees that Thayer, its affiliates and advertising agent, and their respective employees, shall have no liability to any Borrower in connection with any use or disclosure approved by the Borrowing Agent pursuant to the preceding sentence.

      [Remainder of page intentionally left blank; signature page follows]

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                        BORROWER AND BORROWING AGENT:

                                        EFTC OPERATING CORP.,
                                        a Delaware corporation


                                        By:
                                            ------------------------------------
                                        Name: James A. Doran
                                        Title: Vice President


                                        OTHER BORROWERS

                                        K*TEC OPERATING CORP.,
                                        a Delaware Corporation


                                        By:
                                            ------------------------------------
                                        Name: James A. Doran
                                        Title: Vice President


                                        SUNTRON GCO, L.P.,
                                        a Texas limited partnership

                                        By: RodniC LLC, a Texas limited
                                            liability company, its General
                                            Partner


                                        By:
                                            ------------------------------------
                                        Name: James A. Doran
                                        Title: Chief Accounting Officer


                                        SUNTRON CORPORATION,
                                        a Delaware corporation


                                        By:
                                            ------------------------------------
                                        Name: Thomas B. Sabol
                                        Title: Chief Financial Officer

                                        SUNTRON-IOWA, INC.,
                                        a Delaware corporation


                                        By:
                                            ------------------------------------
                                        Name: James A. Doran
                                        Title: Vice President


                                        CURRENT ELECTRONICS, INC.,
                                        a Oregon corporation


                                        By:
                                            ------------------------------------
                                        Name: James A. Doran
                                        Title: Vice President


                                        RM ELECTRONICS, INC.,
                                        a New Hampshire corporation


                                        By:
                                            ------------------------------------
                                        Name: James A. Doran
                                        Title: Vice President


                                        SUNTRON-KANSAS, INC.,
                                        a Delaware corporation


                                        By:
                                            ------------------------------------
                                        Name: James A. Doran
                                        Title: Vice President

                                        LENDER:

                                        THAYER EQUITY INVESTORS IV, L.P.

                                        By: TC Equity Partners IV, L.L.C.,
                                            its general partner

                                        By: Thayer Management Partners, L.L.C.,
                                            its managing member


                                        By: Douglas P. McCormick
                                            ------------------------------------
                                        Its Managing Partner
                                            ------------------------------------

                                        Address:

                                        c/o Thayer Capital Partners
                                        1455 Pennsylvania Avenue, N.W.
                                        Washington, D.C. 20004
                                        Attention: Rona Kennedy
                                        Facsimile No.: (202) 371-0391

                                        With a copy to:

                                        Thayer Capital Partners
                                        4508 IDS Center
                                        Minneapolis, Minnesota 55402
                                        Attention: Dan Moorse
                                        Facsimile No.: (612) 332-2012

                                 SCHEDULE 10.28

                               Financial Covenants

     Section 1. Capital Expenditures. Borrowers will not make capital expenditures (including expenditures for fixed assets, leases, maintenance, or repairs capitalized or required, in accordance with GAAP consistently applied, to be capitalized on the applicable Borrower's books by purchase, lease-purchase agreement, option or otherwise) in a total amount that exceeds $6,600,000 in the aggregate (after deducting, the net cash proceeds actually received by Borrowers from any permitted sale of property, plant and equipment during the applicable Fiscal Year excluding, however, any proceeds received in connection with the Sugar Land, Texas land and building sale transactions), on a consolidated basis, during any Fiscal Year (as defined in Section 2(b) of this Schedule 10.28) ending on or after December 31, 2005.

     Section 2. Minimum Fixed Charge Coverage Ratio.

          (a) (i) As of the end of any Fiscal Quarter or Fiscal Year ending on or after April 3, 2006 but before July 3, 2006, Borrowers will not permit the ratio resulting from dividing Borrowers' Adjusted EBITDAR (as defined below) for the period commencing on October 3, 2005 and ending on the last day of such Fiscal Quarter, by Borrowers' Fixed Charges (as defined below) for the same measurement period, to be less than 1.00 to 1.00

          (ii) Borrowers will not permit the ratio ("Fixed Charge Coverage Ratio") resulting from dividing Borrower's 12 Month Adjusted EBITDAR (as defined below) by Borrowers' Fixed Charges (as defined below) for the applicable 12 Month Period (as defined below) to be less than 1.00 to 1.00 as of the end of any Fiscal Quarter or Fiscal Year ending on or after October 1, 2006.

          (b) For purposes of this Schedule 10.28:

          "Adjusted EBITDAR" means, for any measurement period, the total (without duplication), in Dollars, of (all as determined in accordance with GAAP consistently applied): (i) EBITDAR for such period, plus (ii) Restructuring Costs deducted by the Borrowers in calculating the Borrowers' consolidated earnings for such period (subject, however, to the $5,000,000 cumulative cap set forth in the definition of Restructuring Costs), minus
     (iii) the aggregate amount of income taxes paid in cash by the Borrowers during such period, minus (iv) the aggregate capital expenditures (after deducting, but in no event below zero, the net cash proceeds actually received by Borrowers from any permitted sale of property, plant and equipment during the applicable measurement period excluding, however, any proceeds received in connection with the Sugar Land, Texas land and building sale transactions) (in each case as reported in the Borrowers' consolidated cash flow statement prepared in accordance with GAAP) exclusive of those capital expenditures made from funds borrowed by the applicable Borrower or pursuant to any capitalized lease (for purposes of this clause (iv) "funds borrowed" will not include funds borrowed from a Lender as a Revolving Loan) for such period, plus (v) any Required Capital Contributions contributed to the Borrowers in cash pursuant to the Maintenance Agreement during such period, plus (vi) any non-cash charges related to stock-based compensation expenses and non-cash write-offs or write-downs of unamortized debt issuance costs during such period, plus (vii) non-cash restructuring costs related to the write-down or write-off of property, plant and equipment and intangible assets and any other non-cash restructuring charges (excluding such non-cash charges related to Receivables or Inventory) during such period, plus (viii) any non-cash charge related to the Applied Materials litigation, to the extent that the net cash proceeds actually received by Borrowers are less than the net book value of Inventory directly related to Applied Materials, Inc. during such period, less (ix) any gain that results from any settlement, award or judgment related to the Applied Materials litigation, to the extent that the net cash proceeds actually received by Borrowers exceed the net book value of Inventory directly related to Applied Materials, Inc. during such period.

          "EBITDAR" means, for any measurement period, the total (without duplication), in Dollars (all as determined in accordance with GAAP consistently applied) of the consolidated earnings before interest expense, income taxes, depreciation, amortization and rent expense of the Borrowers for such period. EBITDAR, for purposes of this Schedule 10.28 and the Financing Agreement, will (i) be calculated utilizing standard costs which approximate the first in-first out method of cost accounting for Inventory, and (ii) not include any (a) gain or non-cash loss arising from the sale of capital assets, (b) gain arising from any write-up of assets, (c) gain arising from the acquisition of debt securities or Capital Stock of any Borrower or its Subsidiaries or from cancellation or forgiveness of Indebtedness, (d) gain or income arising from accretion of any negative goodwill, or (e) gain or non-cash loss recognized by any Borrower as earnings which relate to any extraordinary accounting adjustments or non-recurring items of income or include any amounts attributable to extraordinary gains or extraordinary items of income or any other non-operating, non-recurring gain from time to time occurring.

          "Fixed Charges" means, for any measurement period, the total (without duplication), in Dollars, of (all as determined in accordance with GAAP consistently applied): (i) the aggregate consolidated principal payments relating to long-term debt and obligations of the Borrowers, in each case, paid or which were scheduled to be paid during such period, (ii) aggregate consolidated interest expense of the Borrowers for such period, including interest incurred on the Obligations, the Subordinated Debt and any other Indebtedness for such period (including amortization of original issue discount and excluding non-cash interest expense that is accrued but "payable-in-kind" and excluding the amortization, write-down or write-off of debt issuance costs), and (iii) aggregate consolidated rent expense of the Borrowers.

          "Fiscal Month" for the first month of each Fiscal Quarter means the Sunday which is generally five weeks after the start of each Fiscal Quarter; for the second month of each Fiscal Quarter means the Sunday which is four weeks after the end of the first Fiscal Month of each Fiscal Quarter; and for the third month of each Fiscal Quarter means the last four week period in each Fiscal Quarter. The actual last day of each Fiscal Month through December 2009 are set forth on Schedule 10.28A attached hereto.

          "Fiscal Quarter" means, in respect of a date as of which the applicable Financial Covenant is being calculated, any quarter of a Fiscal Year, the first Fiscal Quarter beginning on January 1 and ending on the Sunday closest to March 31, the second Fiscal Quarter ending on the Sunday closest to June 30, the third Fiscal Quarter ending on the Sunday closest to September 30, and the fourth Fiscal Quarter ending on December 31.

          "Fiscal Year" means the fiscal year of the Borrowers for financial accounting purposes, beginning on January 1 and ending on December 31.

          "Litigation Costs" means the aggregate legal fees and related costs incurred in the lawsuit involving Applied Materials, Inc. that are payable in cash, after deducting, but in no event below zero, the net cash proceeds actually received by Borrowers from any settlement, award or judgment related to such litigation.

          "Restructuring Costs" for purposes of the calculations performed pursuant to this Schedule 10.28 means an amount equal to (a) the aggregate lease termination fees, severance costs, retention costs, relocation and moving expenses and other restructuring charges incurred and actually paid in cash by the Borrowers in connection with the restructuring of its business, plus (b) Litigation Costs; provided, however, that in no event shall aggregate Restructuring Costs (i.e. the sum of (a) and (b)) in excess of $5,000,000 be added to EBITDAR in the calculation of Adjusted EBITDAR during the term of this Agreement.

          "12 Month Adjusted EBITDAR" means Adjusted EBITDAR for the 12 Month Period for which the applicable Fixed Charge Coverage Ratio is then being determined. "12 Month Adjusted EBITDAR" will be calculated for each 12 Month Period ending as of the end of each Fiscal Quarter or Fiscal Year ending on or after October 1, 2006.

          "12 Month Period" means, in respect of a date as of which the applicable Financial Covenant is being calculated, the four consecutive Fiscal Quarters immediately preceding the date as of which the Financial Covenant is being calculated (i.e., a rolling four Fiscal Quarter (or 12 Fiscal Month) period).

     Section 3. Calculation of Financial Covenants.

          (a) Thayer, in addition to the information contained on the financial statements submitted to Thayer pursuant to Sections 8.5 and 8.7 of the Agreement, may calculate EBITDAR and the other specified amounts under this
     Schedule 10.28 (and under the other Financial Covenants contained in the Agreement) on the basis of factual information provided by Borrowing Agent to Thayer, which calculation(s) will be binding on Borrowers; however, Thayer will act in a commercially reasonable manner in relying on any such other factual information and will give notice to Borrowing Agent of Thayer's computations made pursuant to this Section 3 and an opportunity to provide Thayer with any additional or contrary information. Borrowing Agent must provide any additional (or contrary) information within twenty (20) Business Days after Thayer gives notice to the Borrowing Agent of Thayer's computations.

          (b) The Financial Covenants will be based on the Borrowers' consolidated financial performance, unconsolidated with any Person other than CathiO L.L.C., RodniC L.L.C and Suntron de Mexico S. De R.L. de C.V.

     Section 4. Definitions. Capitalized terms used, but not defined, in this
Schedule 10.28 have the meanings given to them in the Agreement.